UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of the

Securities Exchange Act of 1934

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GENPACT LIMITED

(Name of Registrant as Specified In Its Charter)

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Dear Fellow Shareholder:

In these unprecedented times we are intensely focused on the health and welfare of our employees while acting with urgency to support our client needs.  We believe that by working together, we will emerge from the COVID-19 pandemic stronger and better than before.

Our vision to be a trusted long-term partner for our clients by helping them to drive transformational change in their businesses is more relevant now than ever. Our ability to deliver end-to-end domain and process led solutions, leveraging analytics and digital technologies, helps drive change and deliver measurable outcomes for our clients so they can better compete in their markets and navigate the challenges associated with economic cycles.

Differentiation in an expanding market

Our focus on a chosen set of industry verticals, end-to-end services and geographic markets, along with strategic investments in digital, analytics, domain, and process, has allowed us to reimagine our solutions and dramatically improve outcomes for our clients. We believe these factors let us compete better in the underpenetrated and expanding markets we serve, and the key reasons clients engage with us include:

•	Our demonstrated leadership as a transformational partner for complex change journeys leveraging end-to-end digital and analytics solutions;

•	Our deep understanding of industry vertical domain, combined with our granular understanding of processes using Lean Six Sigma principles; and

•	Our deep-rooted client focus, with great attention to details and execution.

As of the end of 2019, we served more than 25% of the Fortune Global 500 and we continue to expand into new relationships within this client segment. During 2019, we increased the number of relationships with clients having more than $50 million in annual revenue and we expect many of these client relationships will grow meaningfully in size. This growth reflects our strategy to align our Transformation Services, which bring together digital, analytics, and consulting, with our more traditional business process services, which make up our Intelligent Operations business. We expect this alignment to drive greater impact for our clients and improve the likelihood that our clients will select us as a partner of choice for their large-scale transformation journeys.

Our two synergistic routes to market – digitally-embedded Intelligent Operations that we run and deliver for our clients every day and digitally-led Transformation Services – are allowing us to tap into an expanding, under-served market leading to large-scale, end-to-end client transformations.

Financial Performance

During 2019, outstanding execution and continued Transformation Services wins capped off one of our best revenue growth years ever. This also translated into healthy adjusted earnings per share and operating cash flow growth for the year. The momentum we saw coming out of 2018 continued

throughout 2019, as our growing reputation as a preferred transformation partner, led to strong results. Not only are our traditional service lines in finance and accounting as well as sourcing and procurement expanding, we are also seeing growth in newer, value-add areas, such as supply-chain services and risk and financial crimes services. About half our revenue is now generated through industry-specific service lines where the value we are delivering goes well beyond identifying cost savings for our clients.

Over the last five years, we have delivered a compounded annual revenue growth rate for Global Clients of nearly 11%, with consistent double-digit growth reported each year. This strong performance reflects the execution of our strategy focused on a set of industry verticals and service lines, where we have deep domain expertise and have invested in automation, analytics, artificial intelligence (AI), and customer experience capabilities.

Here are some highlights from 2019:

•	Total net revenues were $3.52 billion, up 17% year-over-year (18% on a constant currency basis);[1]
•

Total business process outsourcing revenue, representing approximately 84% of total revenue, increased 19% year-over-year (20% on a constant currency basis), and total information technology services revenues increased 10% year-over-year, both on an as-reported and constant currency basis;[1]

•	New bookings were $3.9 billion, sustaining the highest-ever level of bookings we achieved in 2018;[2]
•

Income from operations was $429 million, up 23% year-over-year, with a corresponding margin of 12.2%, and adjusted income from operations was $559 million, up 18% year-over-year, with a corresponding margin of 15.9%;[3] and

•	Diluted earnings per share were $1.56, up 8% year-over-year; adjusted diluted EPS were $2.05, up 14% year-over-year.[4]

Driving total shareholder return

We returned $95 million of capital to shareholders in 2019, including approximately $65 million from our regular dividend of 34 cents per share and $30 million in share repurchases. Since we instituted our share buyback program in 2015, we have reduced our net shares outstanding by 14%.

Our total shareholder return (TSR) for the five-year period ended December 31, 2019 was approximately 129%.

Business highlights

Leveraging our global workforce, we partner with our clients to design innovative solutions to deliver positive business outcomes and build flexible operating models to create competitive advantage and maintain business continuity.

[1]

Revenue growth on a constant currency basis is a non-GAAP measure and is calculated by restating current-period activity using the prior fiscal period’s foreign currency exchange rates adjusted for hedging gains/losses in such period.

[2]

New bookings, an operating measure, represents the total contract value of new contracts and certain renewals, extensions and changes to existing contracts. Regular renewals of contracts with no change in scope are not counted as new bookings.

[3]

Adjusted income from operations and adjusted income from operations margin are non-GAAP measures.  See Exhibit 1 to this Proxy Statement for a reconciliation of GAAP income from operations and GAAP net income attributable to Genpact Limited shareholders to adjusted income from operations and GAAP income from operations margin and GAAP net income attributable to Genpact Limited shareholders margin to adjusted income from operations margin.

[4]	Adjusted diluted earnings per share is a non-GAAP measure. See Exhibit 1 to this Proxy Statement for a reconciliation of GAAP diluted earnings per share to adjusted diluted earnings per share.

We added a number of iconic brands to our client roster throughout 2019, leading to a heightened level of inbound C-suite calls as companies explore ways to engage with us to transform their businesses. We completed two acquisitions that strengthened our capabilities in critical areas: financial crimes and risk management and digital experience. We also saw increased momentum in supply chain services throughout the year following an acquisition in late 2018. Between internal development, partnerships, acquisitions, and large targeted carve-outs from our clients, we now have an active portfolio of solutions that we manage, allowing us to leverage them for scale.

The COVID-19 pandemic has impacted all of our lives in so many different ways, and it has become clear over the past several weeks that the way business gets done may forever be changed.  Companies across the globe have had to adapt to working remotely.  For Genpact, this has been part of our culture for many years. As a result, we believe we are well positioned for the “new normal” and are engaging virtually with our clients to help them fulfill critical needs. We continue to partner with them to transform business models over the long term.

Our people

Our people continue to be our most valuable asset and our culture of agility, flexibility, and exceptional client focus allows us to deliver for our clients during good times as well as challenging ones. I am personally inspired by the high level of commitment demonstrated by our global team to support essential services for our clients during these extraordinary times.

In 2019, we launched our internal learning platform, Genome, to provide our people around the world with the right tools and methods to develop relevant digital transformation and other professional skills at scale. We continue to deepen our expertise and knowledge of the industry domains we serve and the outcome-focused services that we offer, including processes bolstered by our Lean Six Sigma heritage. This culture of learning, and the knowledge we continuously acquire, feeds our ability to be agile and nimble in serving clients.

Annual General Meeting

It is my pleasure to invite you to the 2020 Annual General Meeting of Shareholders of Genpact Limited to be held on Wednesday, May 20, 2020 at 1155 Avenue of the Americas, Fourth Floor, New York, NY 10036. The Annual General Meeting will begin at 12:00 p.m. Eastern Time.  In the event it is not possible or advisable to hold our annual meeting as currently planned, we will announce any additional or alternative arrangements for the meeting as promptly as practicable, which may include a change in venue or holding the meeting by means of remote communication.  Please monitor our press releases at www.genpact.com/about-us/media/press-releases for updated information. If you are planning to attend our annual meeting, please check the website in the days leading up to the meeting date.

The enclosed Notice of our 2020 Annual General Meeting and Proxy Statement provides important information about the matters to be considered and voted upon at the annual meeting. We hope that you will read the enclosed materials and submit your voting instructions by proxy. Voting by proxy will ensure your representation at the annual meeting even if you are unable to attend in person. The Board of Directors recommends that you vote FOR each director nominee included in Proposal No. 1 and FOR Proposal Nos. 2 and 3 included in the enclosed notice.

Pursuant to the Securities and Exchange Commission rules that allow users to furnish proxy materials to shareholders over the Internet instead of a printed copy of our proxy materials to all of our shareholders, we are providing access to our proxy materials by posting them on the Internet and delivering a Notice Regarding the Availability of Proxy Materials, as more fully described in the accompanying Notice of 2020 Annual General Meeting of Shareholders. This reduces the amount of paper necessary to produce these materials as well as the costs associated with mailing these materials to all shareholders. On or about April 9, 2020, we will mail our shareholders a Notice Regarding the

Availability of Proxy Materials containing instructions on how to access or request copies of our proxy materials and our Annual Report on Form 10-K for the year ended December 31, 2019.

Your vote is very important to us. Whether or not you plan to attend the annual meeting, we ask that you vote as soon as possible. Please review the instructions on the Notice Regarding the Availability of Proxy Materials or, if you request printed copies of the proxy materials, the enclosed proxy card regarding each of your voting options.

Thank you for your ongoing support of and continued interest in Genpact.

Sincerely, N.V. “Tiger” Tyagarajan Chief Executive Officer

Notice OF 2020 ANNUAL GENERAL MEETING OF SHAREHOLDERS

Date:	Wednesday, May 20, 2020
Time:	12:00 p.m. local time
Location:	1155 Avenue of the Americas, 4th Floor, New York, NY 10036

We intend to hold our annual meeting in person. However, we are actively monitoring the coronavirus (COVID-19) pandemic and are sensitive to the public health and travel concerns our shareholders may have and the protocols that federal, state, and local governments may impose. In the event it is not possible or advisable to hold our annual meeting as currently planned, we will announce any additional or alternative arrangements for the meeting as promptly as practicable, which may include a change in venue or holding the meeting by means of remote communication.  Please monitor our press releases at www.genpact.com/about-us/media/press-releases for updated information. If you are planning to attend our annual meeting, please check the website in the days leading up to the meeting date.

Meeting Agenda

(1)	Elect nine (9) directors to hold office until the next annual election or the election and qualification of their successors;
(2)	Approve, on a non-binding, advisory basis, the compensation of our named executive officers;
(3)	Approve the appointment of KPMG as our independent registered public accounting firm for the fiscal year ending December 31, 2020; and
(4)	Transact such other business as may properly come before the annual meeting or any postponement or adjournment thereof.

The Board recommends that you vote “FOR” each director nominee included in Proposal No. 1 and “FOR” Proposal Nos. 2 and 3. The full text of these proposals is set forth in the accompanying proxy statement.

Voting Instructions

Shareholders of record at the close of business on March 27, 2020 are entitled to vote at the annual meeting.

Your vote is important regardless of the number of shares you own.

This year, we have elected to use the notice and access rules adopted by the Securities and Exchange Commission to provide many of our shareholders access to our proxy materials and our Annual Report on Form 10-K by notifying you of the availability of our proxy materials and our Annual Report on Form 10-K via the Internet. The notice and access model provides the Company with a fast, efficient and lower-cost way to furnish shareholders with their proxy materials and reduces our impact on the environment. As a result, on or about April 9, 2020, we will mail our shareholders a “Notice Regarding the Availability of Proxy Materials” (the “Notice”) with instructions for how to access the proxy materials and our Annual Report on Form 10-K via the Internet (or how to request a paper copy) and how to vote online.  We will also deliver printed versions of the proxy materials to shareholders who request paper copies of the proxy materials. On the date of mailing of the Notice, all shareholders will be able to access the proxy materials on a website referred to, and at the URL address included in, the Notice and in the proxy statement. These proxy materials will be available free of charge.

Whether you expect to attend the annual meeting or not, please vote your shares online or, if you request printed copies of the proxy materials, by mail or telephone. Your prompt response will ensure that your shares are represented at the annual meeting. You can change your vote and revoke your proxy at any time before the polls close at the annual meeting by following the procedures described in the accompanying proxy statement.

Please let us know if you plan to attend the Annual Meeting.

Important Notice Regarding the Availability of Proxy Materials for the Annual Meeting to be held on May 20, 2020: The Company’s proxy statement and Annual Report on Form 10-K are available at www.genpact.com.

By order of the Board of Directors, Heather D. White Corporate Secretary April 9, 2020

2020 Proxy Statement | i

ii | 2020 Proxy Statement

PROXY STATEMENT FOR ANNUAL GENERAL MEETING OF SHAREHOLDERS

GENPACT LIMITED

Victoria Place, 5th Floor

31 Victoria Street

Hamilton HM 10

Bermuda

May 20, 2020

This proxy statement contains information about the 2020 Annual General Meeting of Shareholders of Genpact Limited, which we refer to in this proxy statement as the “annual meeting” or the “meeting.” The annual meeting will be held on Wednesday, May 20, 2020, at 1155 Avenue of the Americas, 4th Floor, New York, NY 10036. The annual meeting will commence at 12:00 p.m. local time.

This proxy statement is furnished by the board of directors of Genpact Limited, which is also referred to as “Genpact” or the “Company” in this proxy statement, in connection with the solicitation of proxies for use at the annual meeting and at any postponement or adjournment of the annual meeting. All proxies will be voted in accordance with the instructions they contain. If no instruction is specified on a proxy, it will be voted in accordance with the recommendation of our board of directors. The board of directors recommends that you vote FOR each director nominee included in Proposal 1 and FOR Proposals 2 and 3. A shareholder may revoke any proxy at any time before it is exercised by voting at a later date online or by telephone, by giving our Secretary written notice to that effect either before or at the annual meeting, by signing and submitting another proxy with a later date, or by attending the meeting in person and voting such holder’s shares.

A Notice Regarding the Availability of Proxy Materials with instructions for how to access the proxy materials and our Annual Report on Form 10-K for the fiscal year ended December 31, 2019 via the Internet (or how to request a paper copy) and how to vote online will be mailed to shareholders on or about April 9, 2020. If you request a paper copy of the proxy materials, you may also vote by telephone or by mailing a proxy card in accordance with the process described in the proxy materials.

This proxy statement relates to 2019 performance and compensation, neither of which were affected by the COVID-19 pandemic.  The COVID-19 pandemic could significantly impact 2020 financial results and compensation outcomes.

A copy of our Annual Report on Form 10-K for the fiscal year ended December 31, 2019 as filed with the United States Securities and Exchange Commission (the “SEC”), except for exhibits, will be furnished without charge to any shareholder upon written request to us c/o Genpact LLC, 1155 Avenue of the Americas, 4th Floor, New York 10036, Attention: Corporate Secretary.

2020 Proxy Statement | 1

Corporate Governance

OVERVIEW

We believe that good corporate governance is important to ensure that Genpact is managed for the long-term benefit of its shareholders.  Our board of directors is responsible for our governance practices and oversight of our strategy, operations and management.  Some of the principal responsibilities of the members of our board of directors are to:

•

exercise their business judgment to promote the long-term interests of the Company’s shareholders by providing strategic direction to the Company and overseeing management in the performance of the Company’s business activities;

•	review, approve and monitor significant financial and business strategies as developed by management;
•	evaluate the performance of the Company and its executive officers and approve succession plans for our chief executive officer, or CEO; and
•	review and approve material transactions and corporate activities not entered into in the ordinary course of business.

The board of directors has corporate governance guidelines to assist it in the exercise of its duties and responsibilities and to serve the best interests of our Company and our shareholders.  These guidelines, together with our bye-laws, our committee charters and our Code of Ethical Business Conduct, provide a governance framework for the board of directors and its committees.

The board of directors reviews our corporate governance guidelines and other corporate governance documents from time to time and revises them when it believes it serves the interests of the Company and its shareholders to do so and in response to changing regulatory and governance requirements.  The following sections provide an overview of our corporate governance practices.

You can obtain the current charters for our audit committee, compensation committee and nominating and governance committee, our corporate governance guidelines and our Code of Ethical Business Conduct at www.genpact.com or we will send you a copy upon request in writing to:

Genpact LLC

1155 Avenue of the Americas, 4th Floor

New York, New York 10036

Attention: Corporate Secretary

2019 Corporate Governance Highlights

Board Refreshment
Appointed two new directors in 2019, enhancing the breadth and depth of the skills, experience and diversity of the board of directors.

Shareholder Engagement
 Engaged with investors representing nearly 60% of our shares outstanding during 2019.

Company Recognitions
 Named one of Ethisphere’s “World’s Most Ethical Companies” for two consecutive years (2019 and 2018).

2 | 2020 Proxy Statement

CORPORATE GOVERNANCE HIGHLIGHTS

We are committed to governance policies and practices that are designed to serve the best interests of Genpact and our shareholders. Our governance practices and policies include the following, among other things:

All directors elected annually	All of our directors serve one-year terms and are subject to reelection at each annual meeting.
Separate CEO and Chairman	We have an independent Chairman of the board of directors.
Independent board and committees	All of our directors other than our CEO are independent, and our standing board committees are made up entirely of independent directors.
Annual board, committee and individual director self-assessments	The nominating and governance committee oversees an annual self-evaluation of the board and its committees and an assessment of each individual director.
Authority to call special meetings	Shareholders collectively holding more than 10% of our share capital have the right to call special general meetings.
Proxy access right	Eligible shareholders* can (subject to certain requirements) include their own director nominees in our proxy materials.
No shareholder rights plan (“poison pill”)	We do not have a poison pill.
Regular executive sessions of the board	Our board of directors, led by our independent Chairman, meets in executive session at each regularly scheduled meeting of the board.
Director access to management and advisors	Our board has full access to our senior management, who attend our regularly scheduled board meetings, and to advisors as the board determines necessary.
Active shareholder engagement

We regularly engage with our shareholders and solicit their feedback on our corporate governance and pay practices. For information about our shareholder outreach efforts in 2019, see the section titled “Shareholder Engagement” below.

One vote per share	We have only one class of common shares, and each share entitles the holder to one vote on any matter requiring shareholder approval.
Shareholder approval required for bye-law amendments

Our bye-laws may be revoked, altered or amended only with the approval (i) first of the board of directors and then (ii) by a simple majority of shareholders entitled to vote, except in the case of the limited supermajority voting requirements described below.

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Limited supermajority voting requirements

Our bye-laws do not contain supermajority voting requirements except (i) to alter the manner in which the bye-laws may be amended or revoked, (ii) to alter the rights of any class of shares issued and outstanding, (iii) to amend the bye-law defining the events that vacate the office of any sitting director, and (iv) to amend the bye-law concerning the appointment of directors in the event that the board of directors has elected to create a classified board.

Prohibition on hedging and pledging of Company securities

Our insider trading policy prohibits all employees, consultants, officers and directors from entering into any transaction designed to hedge, or having the effect of hedging, the economic risk of owning the Company's securities and prohibits these persons from pledging Company securities.

Director and officer share ownership requirements

Our share ownership guidelines require ownership of a number of our common shares with a minimum value equivalent to (i) for our CEO, six times his base salary, (ii) for our other named executive officers, one time their base salaries, and (iii) for our non-employee directors, three times their annual cash retainers.

* See “Important Information about the Annual General Meeting and Voting—How and when may I submit a shareholder proposal, including a shareholder nomination for director, for the 2021 annual general meeting?” on page 69 for information about submitting proposals for consideration at our next annual meeting. See also the section titled “Director Nomination Process and Director Characteristics” below for information about how to propose a director nominee for election to our board.

DIRECTOR INDEPENDENCE

Pursuant to the corporate governance listing standards of the New York Stock Exchange (“NYSE”), a director employed by us cannot be deemed to be an “independent director,” and consequently Mr. Tyagarajan is not an independent director. The board has determined that none of the other director nominees has a material relationship with us for purposes of the NYSE corporate governance listing standards and accordingly each is independent under such NYSE standards.

DIRECTOR NOMINATION PROCESS AND DIRECTOR CHARACTERISTICS

In considering whether to recommend any particular candidate for inclusion in the board of directors’ slate of recommended director nominees, the nominating and governance committee applies the criteria set forth in our Corporate Governance Guidelines. These criteria include the candidate’s integrity, knowledge of our business and industry, experience, diligence, absence of any conflicts of interest and the ability to act in the interests of all shareholders. The committee does not assign specific weights to particular criteria and no particular criterion is a prerequisite for each prospective nominee. We believe that the backgrounds and qualifications of our directors, considered as a group, should provide a composite mix of experience, knowledge and abilities that will allow the board of directors to fulfill its responsibilities.

4 | 2020 Proxy Statement

While we do not have a formal or informal diversity policy for board membership, the nominating and governance committee is committed to considering diversity in accordance with its charter, and it seeks out candidates with diverse experience and perspectives, including diversity with respect to gender, age, race, ethnicity, geography, and areas of expertise. The nominating and governance committee and the board of directors believe that considering diversity is consistent with the goal of creating a board of directors that best serves the needs of the Company and the interests of its shareholders, and it is one of the many factors that they consider when identifying individuals for Board membership. When considering candidates as potential Board members, the Board and the nominating and governance committee evaluate each candidate’s ability to contribute to the diversity of the Board.

The nominating and governance committee and the Board also believe that diversity with respect to tenure is important in order to balance the fresh perspectives brought by newer directors with the deep institutional knowledge and experience of our longer tenured directors. Our director nominees have a median tenure of 7 years. Our shortest-serving director nominee has served on our Board for less than a year, and our longest-serving director nominee has served on our Board for 15 years.  In the past 12 months, we have added two new directors to our board of directors, replacing four directors who completed their impactful tenures on our board (which includes Mr. Scott, who is not standing for re-election this year).

Select characteristics of our director nominees are set forth below:

4 of our 8 independent director nominees (50%) are women
4 of the newest 5 directors on our board (80%) are women
The 5 newest directors on our board are either women or racially diverse
The median age of our director nominees is 59 (age range of 50 – 74)
Our board nominees have a median board tenure of 7 years
Our two newest directors spent their careers outside the U.S.

Shareholders may recommend individuals to the nominating and governance committee for consideration as potential director candidates by submitting their names, together with appropriate biographical information and background materials, including information regarding the number of shares owned by any potential director candidate, and a statement as to whether the shareholder or group of shareholders making the recommendation has beneficially owned more than 5% of our common shares for at least a year as of the date such recommendation is made, to the Secretary of the Company, c/o Genpact LLC, 1155 Avenue of the Americas 4th Floor, New York, NY 10036. Assuming that appropriate biographical and background material has been provided on a timely basis, the nominating and governance committee will evaluate shareholder-recommended candidates by following substantially the same process, and applying substantially the same criteria, as it follows for candidates submitted by others.

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MEETINGS OF THE BOARD OF DIRECTORS

The board of directors has responsibility for establishing broad corporate policies and reviewing our overall performance rather than day-to-day operations. The board of directors’ primary responsibility is to oversee the management of Genpact and, in so doing, serve the best interests of the Company. Subject to the recommendations of the nominating and governance committee, the board of directors selects, evaluates and provides for the succession of executive officers, and the board of directors nominates for election at annual general shareholder meetings individuals to serve as directors of Genpact and elects individuals to fill any vacancies on the board of directors to the extent not filled by shareholders in general meetings. The board of directors reviews and approves corporate objectives and strategies, and evaluates significant policies and proposed major commitments of corporate resources. Management keeps the directors informed of Company activity through presentations at board of directors and committee meetings.

The board of directors met, in person or telephonically, four times in 2019. During 2019, each of our directors attended 75% or more of the total number of meetings of the board of directors and the committees of which such director was a member during the period of time he or she served on such committee. Our Corporate Governance Guidelines set forth our policy that directors are expected to attend annual general meetings of shareholders. All of our directors standing for re-election at the 2020 annual meeting who were serving on our board of directors at the time of the 2019 annual meeting attended the 2019 annual meeting.

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COMMITTEES OF THE BOARD OF DIRECTORS

The board of directors has standing audit, compensation and nominating and governance committees. Each committee has a charter that has been approved by the board of directors. Each committee must review the appropriateness of its charter and perform a self-evaluation at least annually. Mr. Tyagarajan is the only director who is an employee of Genpact, and he does not participate in any meeting, or portions of any meeting, at which his compensation or performance is evaluated. All members of all committees are non-employee directors and the board of directors has determined that all of the members of our three standing committees are independent as defined under the rules of the NYSE, and, in the case of all members of the audit committee, the independence requirements contemplated by Rule 10A-3 under the Exchange Act.

The table below sets forth the committees of our board, the composition of each committee and the number of meetings of each committee during 2019.

BOARD COMMITTEES
Board Member	Audit	Compensation	Nominating and Governance
Ajay Agrawal			Member
Stacey Cartwright	Member
Laura Conigliaro	Member
Carol Lindstrom		Member
James Madden		Member	Chair
CeCelia Morken	Member
Mark Nunnelly		Chair
Robert Scott(1)	Member	Member	Member
Mark Verdi(2)	Chair
Number of meetings in 2019	13	6	8
(1)

Mr. Scott currently serves as Chairman of the board of directors. Mr. Scott will not be standing for reelection at the annual meeting and will be replaced as Chairman of the board of directors by Mr. Madden.

(2)	Audit committee financial expert as defined by SEC rules.

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The tables below set forth the primary responsibilities of each committee of our board.  The lists of responsibilities set forth below are not exhaustive.  A complete list of each committee’s responsibilities can be found in the charter for each committee, available on our website, www.genpact.com.

Audit Committee

MEMBERS(1) Mark Verdi (Chair)(2) Stacey Cartwright Laura Conigliaro CeCelia Morken

PRIMARY RESPONSIBILITIES

▪     Appointing, approving the compensation of, and assessing the independence of our registered independent public accounting firm.

▪      Overseeing:

•     the performance of any registered public accounting firm employed by us to provide audit services, including such firm’s qualifications and independence;

•     the quality and integrity of our accounting and reporting practices and controls, including our financial statements and reports;

•     the performance of our internal audit function; and

•     our compliance with legal and regulatory requirements.

▪     Preparing an audit committee report as required by the SEC to be included in our annual proxy statement.

▪     Approving, in advance, any audit and any permissible non-audit services to be provided by our independent external audit firm.

▪     Reviewing and discussing with management our major financial, data privacy and security and other significant risk exposures and the steps management has taken to monitor and control such exposures.

▪     Reviewing and approving related party transactions.

▪     Overseeing our compliance program and adherence to our Code of Ethical Business Conduct and investigating any matters that arise relating to the integrity of management.

▪     Establishing procedures for the receipt, retention and treatment of complaints regarding accounting, internal accounting controls or auditing matters and the confidential, anonymous submission by our employees of concerns regarding questionable accounting or auditing matters.

▪     Investigating any matter brought to its attention within the scope of its duties and retaining counsel for this purpose where appropriate.

▪     Reporting regularly to our full board of directors with respect to the foregoing.

(1)

The board has determined that each member of the audit committee meets the financial literacy and independence requirements of the SEC and the NYSE applicable to audit committee members. This table reflects the committee composition that will take effect upon each director’s reelection to the board of directors at the annual meeting.

(2)

Mr. Verdi has been determined to be an “audit committee financial expert,” as such term is defined in Item 407(d)(5) of Regulation S-K, and to have accounting or related financial management expertise as required by the NYSE listing standards.

8 | 2020 Proxy Statement

Compensation Committee

MEMBERS(1) Mark Nunnelly (Chair) Carol Lindstrom James Madden CeCelia Morken(2)

PRIMARY RESPONSIBILITIES

▪     Reviewing our compensation practices and policies, including equity plans.

▪     Conducting an annual review and evaluation of our CEO; reviewing and approving compensation for our CEO and senior executives.

▪     Reviewing and consulting with our CEO concerning selection of officers, performance of individual senior executives and related matters.

▪     Reviewing and approving compensation for our directors, including the Chairman of the Board.

▪     Reviewing and discussing the management disclosures in our “Compensation Discussion and Analysis” and recommending to the board whether such disclosures shall be included in the appropriate regulatory filing.

▪     Overseeing our equity plans, incentive compensation plans and any such plans that the board may from time to time adopt and exercising all the powers, duties and responsibilities of the board of directors with respect to such plans.

▪     Preparing a compensation committee report for inclusion in our proxy statement.

▪     Reporting regularly to our full board of directors with respect to the foregoing.

(1)

The board has determined that each member of the compensation committee meets the independence requirements of the SEC and NYSE applicable to compensation committee members. This table reflects the committee composition that will take effect upon each director’s reelection to the board of directors at the annual meeting.

(2)	Ms. Morken will become a member of the compensation committee effective upon her reelection to the board of directors at the annual meeting.

Nominating and Governance Committee

MEMBERS(1) Carol Lindstrom (Chair)(2) Ajay Agrawal Laura Conigliaro(3) James Madden

PRIMARY RESPONSIBILITIES

▪     Making recommendations as to the size, composition, structure, operations, performance and effectiveness of our board of directors.

▪     Establishing criteria and qualifications for membership on our board of directors and its committees.

▪     Assessing and recommending to our board of directors strong and capable candidates qualified to serve on our board of directors and its committees.

▪     Developing and recommending to our board of directors a set of corporate governance principles, including independence standards.

▪     Conducting an annual evaluation of our board of directors and our board committees.

▪     Overseeing the succession plans for our CEO and senior management.

▪     Otherwise taking a leadership role in shaping our corporate governance.

▪     Reporting regularly to our full board of directors with respect to the foregoing.

(1)

The board has determined that each member of the nominating and governance committee meets the independence requirements of the SEC and NYSE applicable to nominating and governance committee members. This table reflects the committee composition that will take effect upon each director’s reelection to the board of directors at the annual meeting.

(2)	Ms. Lindstrom will become a member and the Chair of the nominating and governance committee effective upon her reelection to the board at the annual meeting.
(3)	Ms. Conigliaro will become a member of the nominating and governance committee effective upon her reelection to the board at the annual meeting.

2020 Proxy Statement | 9

BOARD LEADERSHIP STRUCTURE

The positions of Chairman of the board of directors and CEO have historically been separated at Genpact. Keeping these positions separate allows our CEO to focus on our day-to-day business, while allowing the Chairman of the board of directors to lead the board in its exercise of business judgment to promote the long-term interests of our shareholders by providing strategic direction and overseeing management. The board of directors believes that keeping these positions separate is the appropriate leadership structure for us at this time.

ANNUAL BOARD, COMMITTEE AND INDIVIDUAL DIRECTOR EVALUATION PROCESS

As set forth in its charter, the nominating and governance committee oversees the board, committee and individual director evaluation process. Annually, the nominating and governance committee determines the appropriate form of evaluation and considers the design of the process to ensure it is both meaningful and effective.

In 2019, the board of directors engaged an independent third party with substantial experience in board evaluations and organizational effectiveness, to lead the board evaluation. The third party engaged the directors on a wide range of topics, including board and committee structure, board dynamics and operations, and board, committee and individual director effectiveness and performance. Following the completion of this process, the third party discussed its assessment with the full board of directors and each committee of the board of directors.

The results of the evaluation process support the board of director’s belief that the board and its committees are operating effectively.

RISK OVERSIGHT

Our management is responsible for risk management on a day-to-day basis, and our board and its committees oversee the risk management activities of management. The audit committee assists the board in fulfilling its oversight responsibilities with respect to risk management in the areas of financial reporting, cybersecurity, internal controls and compliance with legal and regulatory requirements, and, in accordance with NYSE requirements, discusses policies with respect to risk assessment and risk management. The compensation committee assists the board in fulfilling its oversight responsibilities with respect to the management of risks arising from our compensation policies and programs. The nominating and governance committee assists the board in fulfilling its oversight responsibilities with respect to the management of risks associated with board organization, membership and structure, succession planning for our directors and executive officers, and corporate governance.

COMMUNICATING WITH THE INDEPENDENT DIRECTORS

The board of directors will give appropriate attention to written communications that are submitted by shareholders and other interested parties, and will respond if and as appropriate. The nominating and governance committee, with the assistance of the Company’s Chief Legal Officer, is primarily responsible for monitoring communications from shareholders and other interested parties and for providing copies or summaries to the other directors as its members consider appropriate. Our non-executive Chairman, Mr. Scott, serves as the presiding director at all executive sessions of our non-management directors.

Communications will be forwarded to all directors if they relate to important substantive matters and include suggestions or comments that the nominating and governance committee considers to be important for the directors to know. In general, communications relating to corporate governance and corporate strategy are more likely to be forwarded than communications relating to ordinary business affairs, personal grievances and matters as to which the Company may receive repetitive or duplicative communications.

10 | 2020 Proxy Statement

Shareholders and interested parties who wish to send communications on any topic to the board of directors should address such communications to:

Board of Directors

Genpact Limited

c/o Genpact LLC

1155 Avenue of the Americas, 4th Floor

New York, New York 10036

Attention: Corporate Secretary

CODE OF ETHICAL BUSINESS CONDUCT

Our board of directors has adopted a code of ethical business conduct applicable to our directors, officers and employees in accordance with applicable rules and regulations of the SEC and the NYSE. The code is posted on our website at www.genpact.com under the heading “Investors—Corporate Governance.” We will also provide a copy of the code to shareholders upon request. We disclose any material amendments to our code of ethical business conduct, as well as any waivers for executive officers or directors, on our website.

CERTAIN RELATIONSHIPS AND RELATED PARTY TRANSACTIONS

Our board of directors has adopted written policies and procedures for the review of any transaction, arrangement or relationship in which Genpact Limited is a participant, the amount involved exceeds $120,000, and one of our officers, directors, director nominees or 5% shareholders (or their immediate family members), each of whom we refer to as a “related person,” has a direct or indirect material interest.

If a related person proposes to enter into such a transaction, arrangement or relationship, which we refer to as a “related person transaction,” the related person must report the proposed related person transaction to our General Counsel. The policy calls for the proposed related person transaction to be reviewed and, if deemed appropriate, approved by the board’s audit committee. Whenever practicable, the reporting, review and approval will occur prior to entry into the transaction. If advance review and approval is not practicable, the audit committee will review, and, in its discretion, may ratify the related person transaction. The policy also permits the chair of the audit committee to review and, if deemed appropriate, approve proposed related person transactions that arise between committee meetings, subject to ratification by the audit committee at its next meeting. Any related person transactions that are ongoing in nature will be reviewed annually.

A related person transaction reviewed under the policy will be considered approved or ratified if it is authorized by the audit committee after full disclosure of the related person’s interest in the transaction. The audit committee will review and consider such information regarding the related person transaction as it deems appropriate under the circumstances.

The audit committee may approve or ratify the transaction only if the audit committee determines that, under all of the circumstances, the transaction is in the Company’s best interests. The audit committee may impose any conditions on the related person transaction that it deems appropriate.

In addition to the transactions that are excluded by applicable SEC rules, the board has determined that the following transactions do not create a material direct or indirect interest on behalf of related persons and, therefore, are not related person transactions for purposes of this policy:

•

interests arising solely from the related person’s position as an executive officer of another entity (whether or not the person is also a director of such entity) that is a participant in the transaction, where (a) the related person and all other related persons own in the aggregate less than a 10% equity interest in such entity, (b) the related person and his or her immediate family

2020 Proxy Statement | 11

members are not involved in the negotiation of the terms of the transaction and do not receive any special benefits as a result of the transaction, (c) the amount involved in the transaction equals less than the greater of $1 million dollars or 2% of the annual gross revenues of the other entity that is a party to the transaction, and (d) the amount involved in the transaction equals less than 2% of our annual gross revenues; and

•	a transaction that is specifically contemplated by provisions of our charter or bye-laws.

Shareholder Agreement

Prior to November 21, 2019 we were party to a shareholder agreement with Bain Capital and its co-investors, which provided Bain Capital the right to designate for nomination four directors to our board, so long as Bain Capital maintained certain minimum shareholding thresholds, and the shareholders party to the agreement agreed to vote their shares for the election of such persons. The number of directors that Bain Capital was entitled to designate for nomination was reduced if its ownership of our common shares declined below certain levels and this right ceased if such ownership fell below 7.5% of our outstanding common shares. Following a series of share sales, Bain Capital no longer owns any of our common shares as of November 21, 2019 and is no longer entitled to designate for nomination any directors pursuant to the shareholder agreement.

Subject to certain conditions and with certain exceptions, the shareholder agreement granted Bain Capital the right to require us to register for public resale under the Securities Act of 1933 all common shares that it requested be registered. In addition, subject to certain conditions and with certain exceptions, the shareholder agreement granted Bain Capital piggyback rights on any registration for our account or the account of any other holder of our common shares. These rights were subject to certain limitations, including customary cutbacks and other restrictions. The agreement also set forth provisions for us to indemnify selling shareholders in specified circumstances and required us to bear all fees, costs and expenses, except underwriting discounts and selling commissions.

Prior to the one-year anniversary of the date when Bain Capital’s ownership of our common shares fell below 7.5%, Bain Capital is subject to certain restrictions with respect to the acquisition of additional securities of, and certain exercises of control over, including making any offers for the purchase of, the Company. Notwithstanding the foregoing, the shareholder agreement granted Bain Capital the right to maintain its percentage ownership in the event we issued additional securities by purchasing a percentage of any additional securities we issued.

The shareholder agreement also contained provisions regarding corporate opportunities under which directors nominated by Bain Capital pursuant to the shareholder agreement were not required to present to us certain corporate opportunities.

Upon the closing of a secondary equity offering pursuant to which Bain Capital and its co-investors sold 15,430,841 common shares on November 21, 2019, the shareholder agreement automatically terminated.

12 | 2020 Proxy Statement

Expense Reimbursement Agreement

Pursuant to an expense reimbursement agreement between us and Bain Capital Partners, LP entered into on March 3, 2015, we agreed to reimburse Bain Capital Partners, LP and its affiliates for reasonable out-of-pocket expenses incurred by their respective representatives in connection with certain financial, managerial, operational or strategic advice or other services provided to us by Bain Capital Partners, LP effective January 1, 2013. The expense reimbursement agreement provided for our indemnification of Bain Capital Partners, LP, Bain Capital Investors, LLC and their respective affiliates and representatives subject to certain terms and conditions. The initial term of the expense reimbursement agreement ran until December 31, 2015, after which it automatically renewed annually. Prior to a series of share sales, affiliates of Bain Capital Partners, LP owned more than 10% of our common shares outstanding. Upon the closing of the final sale in November 2019, such affiliates no longer own any of our common shares. We reimbursed less than $5,000 for expenses incurred in 2019 pursuant to the expense reimbursement agreement.

Secondary Offerings

On February 15, 2019, we completed a secondary offering of our common shares pursuant to the shareholder agreement with affiliates of Bain Capital described above. In an underwritten public offering, certain affiliates of Bain Capital, together with their co-investors (collectively, the “Selling Shareholders”), sold 10.0 million of our common shares at a price of $32.22 per share. All of the common shares were sold by the Selling Shareholders and, as a result, we did not receive any of the proceeds from the offering.

On May 24, 2019, we completed a secondary offering of our common shares pursuant to the shareholder agreement with affiliates of Bain Capital described above. In an underwritten public offering, the Selling Shareholders sold 10.0 million of our common shares at a price of $36.01 per share. All of the common shares were sold by the Selling Shareholders and, as a result, we did not receive any of the proceeds from the offering.

On August 16, 2019, we completed a secondary offering of our common shares pursuant to the shareholder agreement with affiliates of Bain Capital described above. In an underwritten public offering, the Selling Shareholders sold 12.5 million of our common shares at a price of $40.59 per share. All of the common shares were sold by the Selling Shareholders and, as a result, we did not receive any of the proceeds from the offering.

On November 21, 2019, we completed a secondary offering of our common shares pursuant to the shareholder agreement with affiliates of Bain Capital described above. In an underwritten public offering, the Selling Shareholders sold 15,430,841 of our common shares at a price of $39.95 per share. All of the common shares were sold by the Selling Shareholders and, as a result, we did not receive any of the proceeds from the offering. Following this offering, the Selling Shareholders no longer own any of our common shares.

2020 Proxy Statement | 13

Security Ownership of Certain Beneficial Owners and Management

The following table contains information regarding the beneficial ownership of our common shares as of March 27, 2020 by:

•	each shareholder we know to own beneficially more than 5% of our outstanding common shares;
•	each director;
•	each executive officer named in the 2019 Summary Compensation Table; and
•	all of our directors and executive officers as a group.

Beneficial ownership is determined in accordance with the rules of the SEC and includes voting or investment power with respect to the securities. Common shares subject to options that are currently exercisable or exercisable within 60 days of March 27, 2020 are deemed to be outstanding and beneficially owned by the person holding such options. Such shares, however, are not deemed to be outstanding for the purposes of computing the percentage ownership of any other person. Percentage of beneficial ownership is based on 190,201,079 common shares of Genpact Limited outstanding on March 27, 2020.

Name of Beneficial Owner(1)	Number of Shares Beneficially Owned(2)	Percentage of Outstanding Shares
Known 5% Beneficial Owners
Wellington Management Group, LLP(3)	22,755,185	11.96%
The Vanguard Group(4)	16,774,320	8.82%
Brown Advisory Incorporated(5)	14,025,893	7.37%
BlackRock, Inc(6)	11,588,088	6.09%
Nalanda India Equity Fund Limited(7)	10,817,735	5.69%
The Hartford Mutual Funds, Inc.(8)	9,526,046	5.01%

Directors and Named Executive Officers
N.V. Tyagarajan(9)	2,080,941	1.09%
Edward J. Fitzpatrick(10)	308,563	*
Balkrishan Kalra(11)	182,792	*
Ahmed Mazhari(12)	65,716	*
Piyush Mehta(13)	247,901	*
Ajay Agrawal(14)	3,326	*
Stacey Cartwright	—	*
Laura Conigliaro(15)	44,118	*
Carol Lindstrom(16)	12,134	*
James Madden(17)	11,987	*
CeCelia Morken(18)	22,662	*
Mark Nunnelly(19)	34,907	*
Robert Scott(20)	119,559	*
Mark Verdi(21)	34,907	*
Current Directors, Named Executive Officers and all other Executive Officers as a group (18 persons)	3,262,091	1.72%
*	Number of shares represents less than 1% of outstanding common shares.
(1)	Unless noted otherwise, the business address of each beneficial owner is c/o Genpact Limited, Canon’s Court, Victoria Place, 5th Floor, 31 Victoria Street, Hamilton, HM 10, Bermuda.
(2)	Beneficial ownership is determined in accordance with the rules of the SEC and includes voting and/or investment power with respect to the shares shown as beneficially owned.

14 | 2020 Proxy Statement

(3)

Based solely on a Schedule 13G/A filed with the SEC on January 27, 2020.  The business address of Wellington Management Group, LLP is c/o Wellington Management Company LLP, 280 Congress Street, Boston, MA 02210.

(4)	Based solely on a Schedule 13G/A filed with the SEC on February 12, 2020. The business address of The Vanguard Group is 100 Vanguard Blvd., Malvern, PA 19355.
(5)

Based solely on a Schedule 13G/A filed with the SEC on February 14, 2020. This amount includes 13,783,539 common shares beneficially owned by Brown Advisory, LLC, 235,609 common shares beneficially owned by Brown Investment Advisory and Trust Company and 6,745 common shares beneficially owned by Brown Advisory Limited. The business address of Brown Advisory Incorporated is 901 South Bond Street, Ste. 400, Baltimore, MD 21231.

(6)	Based solely on a Schedule 13G filed with the SEC on February 7, 2020. The business address of BlackRock, Inc. is 55 East 52nd Street, New York, NY 10055.
(7)

Based solely on a Schedule 13G filed with the SEC on October 23, 2014. The business address of Nalanda India Equity Fund Limited is Lot 203A, 2nd Floor, Moka Business Center, Montagne Ory Road, Bon Air, Moka, Mauritius.

(8)

Based solely on a Schedule 13G/A filed with the SEC on February 14, 2020.  The business address of The Hartford Mutual Funds, Inc. is 690 Lee Road, Wayne PA 19087. All or a portion of the shares shown as beneficially owned by The Hartford Mutual Funds, Inc. may be included in the number of shares shown as beneficially owned by Wellington Management Group, LLP as a sub-adviser to the Hartford Funds, which may share voting and dispositive power as to such shares with Wellington Management Group LLP.

(9)

This amount includes options to purchase 1,783,625 shares that are exercisable within 60 days, 287,316 shares held directly by Mr. Tyagarajan, and 10,000 shares held in trust for the benefit of Mr. Tyagarajan’s family members.

(10)	This amount includes options to purchase 250,000 shares that are exercisable within 60 days and 58,563 shares held directly by Mr. Fitzpatrick.
(11)	This amount includes options to purchase 137,280 shares that are exercisable within 60 days and 45,512 shares held directly by Mr. Kalra.
(12)	This amount includes 65,716 shares held directly by Mr. Mazhari.
(13)	This amount includes options to purchase 167,500 shares that are exercisable within 60 days and 80,401 shares held directly by Mr. Mehta.
(14)	This amount includes 3,326 vested restricted share units, the shares underlying which will be issued on December 31, 2020.
(15)	This amount includes 40,792 shares held directly by Ms. Conigliaro and 3,326 vested restricted share units, the shares underlying which will be issued on December 31, 2020.
(16)	This amount includes 8,808 shares held directly by Ms. Lindstrom and 3,326 vested restricted share units, the shares underlying which will be issued on December 31, 2020.
(17)	This amount includes 8,661 shares held directly by Mr. Madden and 3,326 vested restricted share units, the shares underlying which will be issued on December 31, 2020.
(18)

This amount includes (i) 16,133 shares held directly by Ms. Morken, (ii) 3,203 restricted share units, the shares underlying which will be issued on May 2, 2020, and (iii) 3,326 vested restricted share units, the shares underlying which will be issued on December 31, 2020.

(19)	This amount includes 31,581 shares held directly by Mr. Nunnelly and 3,326 vested restricted share units, the shares underlying which will be issued on December 31, 2020.
(20)	This amount includes 112,075 shares held directly by Mr. Scott and 7,484 vested restricted share units, the shares underlying which will be issued on December 31, 2020.
(21)	This amount includes 31,581 shares held directly by Mr. Verdi and 3,326 vested restricted share units, the shares underlying which will be issued on December 31, 2020.

2020 Proxy Statement | 15

Director Nominees

Our board of directors currently consists of ten members. The nominating and governance committee of the board of directors has recommended to the board of directors, and the board of directors has nominated, the nine persons whose biographies appear below for election as directors with terms expiring at the 2021 annual meeting. Unless a contrary direction is indicated, it is intended that proxies received will be voted for the election as directors of the nine nominees, each to serve for a one-year term until their successors are elected or the incumbent resigns. Each of the nominees has consented to being named in this Proxy Statement and to serve as a director if elected. In the event any nominee for director declines or is unable to serve, there will be a vacancy created on the board of directors, which the board of directors may fill on the recommendation of the nominating and governance committee. Our current director and chairman of the board, Robert Scott, will end his service on the board effective upon the annual meeting, at which time the size of our board of directors will be reduced from ten to nine members. Upon and subject to his reelection to the board at the annual meeting, James Madden will become the chairman of the board.

Set forth below is certain biographical information as of the date of this proxy statement about each nominee for election to our board of directors, including information each nominee has given us about his or her age, his or her principal occupation and business experience for the past five years, and the names of other publicly held companies of which he or she has served as a director in the past five years. The information presented reflects the specific experience, qualifications, attributes and skills that led the board to conclude that each of these individuals is well-suited to serve on our board. Information about the number of common shares beneficially owned by each current director appears above under the heading “Security Ownership of Certain Beneficial Owners and Management.”

DIRECTOR PROFILES

N.V. “Tiger” Tyagarajan	James Madden*
Director Since: 2011 Age: 59	Director Since: 2005 Age: 58 INDEPENDENT Committees: Nominating and Governance, Compensation

PROFESSIONAL EXPERIENCE

•       President and Chief Executive Officer, Genpact (2011 to present)

•       Chief Operating Officer, Genpact (2009-2011)

•       Executive Vice President, Sales, Marketing, and Business Development, Genpact (2005-2009)

QUALIFICATIONS FOR BOARD SERVICE

•       Extensive knowledge of our industry and business and service as our Chief Executive Officer.

PROFESSIONAL EXPERIENCE

•       Co-founder, Managing Director, Carrick Capital Partners (2012 to present)

•       Founder, Managing Partner, Madden Capital Partners (2005-2012)

•       Partner, Accretive LLC (2007-2011)

•       Special Advisor, General Atlantic LLC (2005-2007)

•       Chairman and CEO, Exult, Inc. (1998-2005)

PAST PUBLIC COMPANY BOARDS

•       ServiceSource International, Inc.

QUALIFICATIONS FOR BOARD SERVICE

•       Extensive knowledge of our industry.

* Mr. Madden will become chairman of the board effective upon his reelection to the board of directors at the annual meeting.

16 | 2020 Proxy Statement

Ajay Agrawal	Stacey Cartwright
Director Since: 2019 Age: 50 INDEPENDENT Committees: Nominating and Governance	Director Since: 2019 Age: 56 INDEPENDENT Committees: Audit

PROFESSIONAL EXPERIENCE

•       Professor of Strategic Management, Rotman School of Management, University of Toronto (2003 to present)

•       Founder and Academic Director, Creative Destruction Lab, Rotman School of Management (2012 to present)

•       Assistant Professor, Queens University (prior to 2003)

QUALIFICATIONS FOR BOARD SERVICE

•       Extensive knowledge of and expertise in new technologies, including artificial intelligence, relevant to our strategic business plan.

PROFESSIONAL EXPERIENCE

•    Chief Executive Officer, Harvey Nichols Group Ltd (2014-2018)

•    EVP and Chief Financial Officer, Burberry Group plc (2004-2013)

•    Chief Financial Officer, Egg plc (1999-2003)

•    Granada plc (various positions) (1988-1999)

•    Pricewaterhouse UK (various positions) (1985-1988)

CURRENT PUBLIC COMPANY BOARDS

•       Savills plc

•       Aercap Holdings N.V.

PAST PUBLIC COMPANY BOARDS

•       GSK plc

QUALIFICATIONS FOR BOARD SERVICE

•       Experience leading and transforming, and serving as a director on the boards of, other public companies.

Laura Conigliaro	Carol Lindstrom
Director Since: 2013 Age: 74 INDEPENDENT Committees: Audit, Nominating and Governance*	Director Since: 2016 Age: 66 INDEPENDENT Committees: Compensation, Nominating and Governance (Chair)*

PROFESSIONAL EXPERIENCE

•       Partner, Co-director, America’s Equity Research Unit; Technology equity research business unit leader; Analyst, hardware systems sector, Goldman Sachs (1996-2011)

•       Analyst, Prudential Securities (1979-1996)

PAST PUBLIC COMPANY BOARDS

•   Infoblox Inc.  •   Arista Networks     •    Dell Inc.

QUALIFICATIONS FOR BOARD SERVICE

•       Extensive knowledge of the financial services and technology industries and service on other public company boards.

*Ms. Conigliaro will become a member of the Nominating and Governance Committee effective upon her reelection to the board of directors at the annual meeting.

PROFESSIONAL EXPERIENCE

•       Vice Chairman, Deloitte LLP; President, Deloitte Foundation; Director, Deloitte & Touche LLP Board (1995-2016)

•       Partner, Andersen Consulting

CURRENT PUBLIC COMPANY BOARDS

•       Energous Corporation

•       Exponent, Inc.

QUALIFICATIONS FOR BOARD SERVICE

•       Extensive experience in the fields of technology and consulting.

*Ms. Lindstrom will become a member and Chair of the Nominating and Governance Committee effective upon her reelection to the board of directors at the annual meeting.

2020 Proxy Statement | 17

CeCelia Morken	Mark Nunnelly
Director Since: 2016 Age: 62 INDEPENDENT Committees: Audit, Compensation*	Director Since: 2012 Age: 61 INDEPENDENT Committees: Compensation

PROFESSIONAL EXPERIENCE

•       President and Chief Operating Officer, Headspace Inc. (effective April 2020)

•       Executive Vice President and General Manager,

         Strategic Partner Group, Intuit Inc. (2013 to 2020)

•       General Manager, Intuit Financial Services Division, Intuit Inc. (2002-2013)

•       Senior Vice President, WebTone Technologies (1999-2002)

•       Senior Vice President, retail lending, Fortis

         Investments (1998-1999)

•       Senior Vice President; various positions, John H. Hartland Co. (1983-1998)

QUALIFICATIONS FOR BOARD SERVICE

•       Experience in finance and accounting, sales and marketing, and new digital technologies.

*Ms. Morken will become a member of the Compensation Committee effective upon her reelection to the board of directors at the annual meeting.

PROFESSIONAL EXPERIENCE

•       Chairman, AVALT Holdings (2018 to present)

•       Secretary, Executive Office of Technology Services and Security, Commonwealth of Massachusetts (2017 to 2018)

•       Commissioner of Revenue, Commonwealth of Massachusetts (2015-2017)

•       Managing Director, Bain Capital (1989-2014)

CURRENT PUBLIC COMPANY BOARDS

•       Dunkin’ Brands Group, Inc.

PAST PUBLIC COMPANY BOARDS

•       Bloomin’ Brands, Inc.

QUALIFICATIONS FOR BOARD SERVICE

•       Experience serving on the boards of other public companies.

Mark Verdi
Director Since: 2012 Age: 53 INDEPENDENT Committees: Audit (Chair)

PROFESSIONAL EXPERIENCE

•       Partner, AVALT Holdings (2015 to present)

•       President, C&S Wholesale Grocers, Inc. (2014-2015)

•       Managing Director, Bain Capital (2004-2014)

•       Head of financial services business transformation outsourcing group, IBM Global Services (prior to 2004)

PAST PUBLIC COMPANY BOARDS

•       Burlington Stores, Inc.

•       Trinseo S.A.

•       Bloomin’ Brands, Inc.

QUALIFICATIONS FOR BOARD SERVICE

•       Extensive experience in our industry and in finance and accounting, and experience serving on the boards of other public companies.

18 | 2020 Proxy Statement

There are no family relationships among any of the directors and executive officers of Genpact. No arrangements or understandings exist between any director or any person nominated for election as a director and any other person pursuant to which such person is to be selected as a director or nominee for election as a director.

Proposal 1 – election of directors

BOARD RECOMMENDATION: The board of directors believes that approval of the election of all nominees listed above is in the Company’s best interests and the best interests of our shareholders and therefore recommends a vote FOR all of these nominees.

2020 Proxy Statement | 19

Director Compensation

The compensation committee, which is comprised solely of independent directors, reviews and approves the compensation arrangements for our directors. The components of our 2019 non-employee director compensation are set forth below.

ELEMENTS OF 2019 DIRECTOR COMPENSATION

Under our 2019 director compensation program, our non-employee directors received an annual retainer with a total value of $182,500, divided between cash and equity – in the form of a restricted share unit (“RSU”) grant – as depicted below.

(1)

Under the 2019 director compensation program, on the date of the 2019 annual general meeting of shareholders, our non-employee directors received a grant of RSUs with a value of $120,000 based on the closing price of the Company’s common shares on the date of grant. Such RSUs vest on the last day of the calendar year of grant and the underlying vested shares are issued at the end of the subsequent year.  Effective January 1, 2020, the value of this annual RSU grant was increased to $175,000. See “Changes to Director Compensation for 2020” below.

In addition to an annual cash retainer and RSU grant, for 2019 our non-employee directors received the additional compensation below, as applicable.  All cash retainers are paid in quarterly installments based on each director’s service on the board or a committee during such quarter.

Chairman Retainer (annual)	$100,000
Chairman RSU Grant (annual)(1)	$150,000 in value of RSUs
Committee Chair Retainer (annual)	$42,500 for the Audit Committee Chair $22,500 for the Compensation Committee Chair $22,500 for the Nominating and Governance Committee Chair
Committee Membership Retainer (annual)	$22,500 for the Audit Committee $17,500 for the Compensation Committee $17,500 for the Nominating and Governance Committee
Sign-on RSU Grant (one-time)(2)	$180,000 in value of RSUs

(1)

For his service as Chairman of the board of directors, in addition to the annual grant of RSUs to all non-employee directors, Mr. Scott received, on the date of the 2019 annual general meeting of shareholders, a grant of RSUs with a value of $150,000 based on the closing price of the Company’s common shares on the date of grant. Such RSUs vest on the last day of the calendar year of grant and the underlying vested shares are issued at the end of the subsequent year.

(2)

Under our 2019 director compensation program, new non-employee directors received, upon appointment or election to the board, a grant of RSUs with a value of $180,000 based on the closing price of the Company’s common shares on the date of grant. Such RSUs vest 50% two years from the date of grant and 50% four years from the date of grant, subject in each case to the director’s service through the vesting dates. The underlying vested shares are issued upon vesting.  Effective January 1, 2020, we no longer provide sign-on RSU grants to new non-employee directors.

20 | 2020 Proxy Statement

Governance Features

Our non-employee director compensation program is subject to the following governance features:

•	Limit on Director Compensation. The total annual limit on aggregate maximum compensation per non-employee director is $750,000.

•	Trading Windows. Our directors can only transact in our securities during approved trading windows after satisfying mandatory trade pre-clearance requirements.

•	Hedging/Pledging Prohibition. Our insider trading policy prohibits our directors from hedging or pledging our securities.

•	Share Ownership Requirement. Our non-employee directors are required to own a number of our common shares with a minimum value of three times their annual cash retainers.

•

Other Compensation. Our non-employee directors do not receive any non-equity incentive plan compensation, participate in any pension plans or receive non-qualified deferred compensation. We provide our directors with directors and officers liability insurance as part of our corporate insurance policies. We also reimburse our directors for reasonable travel and related expenses incurred in connection with their participation in board and committee meetings and other Company activities such as site visits or Company-sponsored events in which they participate as directors. The Chairman of the Board also receives a fixed payment for secretarial and office support services.

The following table sets forth the compensation of our non-employee directors for the fiscal year ended December 31, 2019.

Director	Fees Earned or Paid in Cash	Stock Awards(1)	All Other Compensation	Total
A. AGRAWAL	$75,625	$299,946	—	$375,571
S. CARTWRIGHT	$21,250	$179,982	—	$201,232
A. CHANDRA	$40,000	—	—	$40,000
L. CONIGLIARO	$85,000	$119,969	—	$204,969
D. HUMPHREY	$62,500	$119,969	—	$182,469
C. LINDSTROM	$80,000	$119,969	—	$199,969
J. MADDEN	$102,500	$119,969	—	$222,469
A. MANDL	$52,500	—	—	$52,500
C. MORKEN	$85,000	$119,969	—	$204,969
M. NUNNELLY(2)	—	$119,969	—	$119,969
R. SCOTT	$220,000	$269,948	$72,000(3)	$561,948
M. VERDI	$100,000	$119,969	—	$219,969

(1)

The amounts shown under this column reflect the dollar amount of the aggregate grant date fair value of equity-based compensation awards granted during the year, calculated in accordance with Financial Accounting Standards Board Codification Topic 718, Compensation—Stock Compensation, pursuant to our 2017 Omnibus Incentive Compensation Plan. Assumptions used in the calculation of these amounts are included in Note 18, “Stock-based compensation,” to our audited consolidated financial statements for the fiscal year ended December 31, 2019 included in our Annual Report on Form 10-K. In accordance with the rules promulgated by the SEC, the amounts shown exclude the effect of estimated forfeitures.

(2)	Mr. Nunnelly waived his cash retainers for 2019.
(3)	Mr. Scott receives $72,000 annually for secretarial and office support services.

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The following table sets forth, with respect to each non-employee director, (i) the grant date of the RSU award granted during the 2019 fiscal year, (ii) the aggregate number of the Company’s common shares subject to each such award, and (iii) the grant-date fair value of each such award, calculated in accordance with ASC Topic 718.

Director	Grant Date of RSUs	Number of Common Shares Subject to RSUs Granted (#)(1)	Grant Date Fair Value
A. AGRAWAL	February 13, 2019	5,548(2)	$179,977
A. AGRAWAL	May 9, 2019	3,326	$119,969
S. CARTWRIGHT	November 21, 2019	4,455(3)	$179,982
L. CONIGLIARO	May 9, 2019	3,326	$119,969
D. HUMPHREY	May 9, 2019	3,326	$119,969
C. LINDSTROM	May 9, 2019	3,326	$119,969
J. MADDEN	May 9, 2019	3,326	$119,969
C. MORKEN	May 9, 2019	3,326	$119,969
M. NUNNELLY	May 9, 2019	3,326	$119,969
R. SCOTT	May 9, 2019	7,484	$269,948
M. VERDI	May 9, 2019	3,326	$119,969

(1)	Except as otherwise indicated, the RSUs shown in this table vested in full on December 31, 2019, and shares underlying such RSUs are issuable on December 31, 2020.
(2)	These RSUs will vest 50% on February 13, 2021 and the remaining 50% on February 13, 2023, subject to the recipient’s continued service through each vesting date.
(3)	These RSUs will vest 50% on November 21, 2021 and the remaining 50% on November 21, 2023, subject to the recipient’s continued service through each vesting date.

The table below sets forth the aggregate number of common shares subject to unvested RSU awards held by each of our non-employee directors as of December 31, 2019.  There were no common shares subject to outstanding options held by our non-employee directors as of December 31, 2019.

Director	Number of Common Shares Subject to all Unvested Stock Awards/Units
A. AGRAWAL	5,548
S. CARTWRIGHT	4,455
L. CONIGLIARO	—
C. LINDSTROM	3,333
J. MADDEN	—
C. MORKEN	3,203
M. NUNNELLY	—
R. SCOTT	—
M. VERDI	—

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CHANGES TO DIRECTOR COMPENSATION FOR 2020

In connection with its 2019 review of director compensation, the compensation committee considered the results of an independent analysis on director compensation prepared by FW Cook. As part of this analysis, FW Cook reviewed non-employee director compensation trends and data from companies comprising the same executive compensation peer group used by the compensation committee in connection with its review of CEO compensation in 2018.  After considering the information contained in the FW Cook report, the compensation committee made the following changes to our director compensation program effective January 1, 2020 to align director compensation levels within the market median range:

•	Increased the base annual cash retainer for non-employee directors from $62,500 to $70,000;
•	Increased the committee chair retainers for the compensation and nominating and governance committees by $5,000 annually;
•	Eliminated the sign-on grant of RSUs with a value of $180,000, a one-time award previously granted to new non-employee directors upon joining the board; and
•	Increased the value of the annual RSU grant to non-employee directors from $120,000 to $175,000.

All other features of our director compensation program were left unchanged.

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Executive Officer Compensation

COMPENSATION DISCUSSION AND ANALYSIS

The compensation committee of the board of directors oversees our executive officer compensation program. In this role, the compensation committee reviews and approves all compensation decisions relating to our named executive officers. This Compensation Discussion and Analysis section discusses the compensation policies and programs for our Chief Executive Officer (referred to as our CEO), our Chief Financial Officer (referred to as our CFO) and our three next most highly paid executive officers as determined under the rules of the SEC. Such individuals are referred to as our named executive officers.

Our named executive officers (also referred to as “NEOs”) for 2019 are:

N.V. “Tiger” Tyagarajan	President, Chief Executive Officer and Director
Edward J. Fitzpatrick	Senior Vice President, Chief Financial Officer
Balkrishan Kalra	Senior Vice President, Consumer Goods, Retail, Life Sciences and Healthcare
Ahmed Mazhari*	Senior Vice President, Chief Growth Officer
Piyush Mehta	Senior Vice President, Chief Human Resources Officer

*Mr. Mazhari resigned effective January 31, 2020.

2019 Key Financial Highlights

Our 2019 financial results reflected strong performance across our businesses with double-digit increases in a number of metrics driving superior shareholder value.  In 2019, we continued to follow a strategy focused on delivering differentiated, domain-led solutions that create value for our clients.  During the year we made acquisitions in two focus areas – financial crimes and risk, and experience-led transformation – and continued to invest in our existing digital capabilities and domain expertise, all in an effort to accelerate the business outcomes we can drive for our clients.

Our 2019 financial results include:

Total net revenues increased 17% 2019 revenues were $3.52 billion, up 17% from $3.0 billion in 2018.	Revenues from Global Clients increased 11% 2019 revenues from Global Clients (our clients other than the General Electric Company, or GE) were $3.04 billion, up 11% from 2018.
Sustained new bookings(1) performance New bookings in 2019 were $3.9 billion, sustaining the level of robust new bookings performance of $3.9 billion in 2018.

Diluted earnings per share increased 8%; adjusted diluted earnings per share(2) increased 14%

Diluted earnings per share were $1.56, up 8% from 2018, and adjusted diluted earnings per share were $2.05, up 14% from 2018.

Income from operations increased 23%; adjusted income from operations(2) increased 18%

Income from operations in 2019 was $429 million, up 23% from 2018, and adjusted income from operations was $559 million, up 18% from 2018.

Income from operations margin was 12.2%; adjusted income from operations margin(2) was 15.9%

Income from operations margin in 2019 was 12.2%, up 5% from 2018, and adjusted income from operations was 15.9%, up from 15.8% in 2018.

Total shareholder return of 58% Our total shareholder return for the year ended December 31, 2019 was approximately 58%.

$95 million returned to shareholders

In 2019, we returned a total of $95 million to shareholders. $30 million was in the form of share repurchases under our $1.25 billion share repurchase program and $65 million was in the form of quarterly cash dividends.

(1)

New bookings is an operating or other statistical measure and represents the total contract value of new contracts and certain renewals, extensions and changes to existing contracts. Regular renewals of contracts with no change in scope are not counted as new bookings.  For a more detailed description of new bookings, see “Item 7—Management’s Discussion and Analysis of Financial Condition and Results of Operations—Bookings” in our Annual Report on Form 10-K for the fiscal year ended December 31, 2019.

(2)

Adjusted income from operations/margin and adjusted diluted earnings per share are non-GAAP financial measures used by our management for reporting, budgeting and decision-making purposes. Adjusted income from operations/margin exclude certain recurring costs, namely stock-based compensation and amortization of acquired intangibles and, since April 2016, impairment of acquired intangibles.  See Exhibit 1 to this Proxy Statement for a reconciliation of these non-GAAP financial measures to the most directly comparable GAAP measures.

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These achievements resulted in above-target performance against several of the financial metrics in our 2019 performance-based compensation plans and higher payouts to our executives in 2019 compared to 2018.

We believe that our pay-for-performance program, which incentivizes higher-than-target growth in revenues, transformation services revenues and net bookings while requiring a threshold level of profitability and operating income, as well as our successful execution of our growth strategy, contributed to our operational and financial achievements in 2019.

Compensation Objectives

The primary objectives of our compensation program for our executives, including our named executive officers, are to attract, motivate and retain highly talented individuals who are committed to our core values of courage, curiosity, incisiveness and integrity. Our compensation program is designed to incentivize and reward the achievement of our annual, long-term and strategic goals, such as growing revenues, improving operating margins and deepening client relationships. It is also designed to align the interests of our executives, including our named executive officers, with those of our shareholders by rewarding performance that exceeds our goals, with the ultimate objective of increasing shareholder value.

Our compensation committee is responsible for overseeing the goals and objectives of our executive compensation plans and programs. The compensation committee bases our executive compensation programs on the same objectives that guide us in administering the compensation programs for all of our employees globally:

•	Compensation is based on the individual’s level of job responsibility.
•	Compensation reflects the value of the job in the marketplace.
•	Compensation programs are designed to incentivize and reward performance, both individual and Company.

Our compensation committee considers risk when developing our compensation program and believes that the design of our current compensation program does not encourage excessive or inappropriate risk taking. Our base salaries provide competitive fixed compensation. Under our annual cash bonus program, the target bonuses for our named executive officers range from 100% to 160% of their base salaries, and bonuses are payable based on attainment of multiple financial and non-financial short-term performance goals. We believe this structure, which is based on a number of different performance measures together with a meaningful cap on the potential payout, deters executives from focusing exclusively on the specific financial metrics that might encourage excessive short-term risk taking.

Our named executive officers are also granted performance share awards tied to the attainment of a number of performance goals over the fiscal year and continued service over a three-year period.  We believe that the three-year service vesting requirement under these awards encourages the recipients to focus on sustaining the Company’s long-term performance. Our named executive officers also periodically receive option grants, which vest over a five-year period. The value of our options is tied to sustained long-term appreciation of our share price, which we believe mitigates excessive short-term risk taking.

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Executive Compensation Practices

We strive to maintain sound governance standards and compensation practices by continually monitoring the evolution of “best practices.” As in prior years, we incorporated many best practices into our 2019 compensation programs, including the following:

WHAT WE DO
✓ Align our executive pay with performance	✓ Include a “clawback” provision in our performance share awards
✓ Make payouts under our bonus plan only if threshold Company performance is met	✓ Set challenging performance objectives for our performance share awards and annual bonus
✓ Maintain a meaningful equity ownership policy for the CEO (6x base salary) and other NEOs (1x base salary)	✓ Regularly review the relationship between CEO compensation and Company performance
✓ Include caps on individual payouts in short- and long-term incentive plans	✓ Maintain an independent compensation committee
✓ Hold an annual “say-on-pay” advisory vote	✓ Prohibit hedging and pledging of Company common shares
✓ Retain an independent compensation consultant	✓ Place a substantial majority of executive pay at risk
✓ Regularly evaluate our share utilization and the dilutive impact of equity awards	✓ Mitigate the potentially dilutive effect of equity awards through our share repurchase program

WHAT WE DON’T DO
⨯ Offer contracts with multi-year guaranteed salary or bonus increases	⨯ Provide guaranteed retirement benefits or contribute to non-qualified deferred compensation plans
⨯ Provide tax gross-ups (except with respect to the reimbursement of relocation expenses)	⨯ Provide excessive perquisites
⨯ Grant equity awards with “single-trigger” change of control provisions	⨯ Pay dividends or dividend equivalents on unvested equity awards
⨯ Reprice or exchange underwater options without shareholder approval	⨯ Maintain special retirement plans exclusively for executive officers
⨯ Time the release of material non-public information to affect the value of executive compensation	⨯ Allow short sales or purchases of equity derivatives of our common shares by officers or directors

Pay for Performance Philosophy

The core objective of our executive officer compensation program is to align pay and performance. The compensation of our named executive officers for 2019 reflects both our 2019 performance and our commitment to providing executive compensation opportunities that are linked to Company performance, including progress on long-term strategic goals, and shareholder value creation. We believe that as an employee’s level of responsibility increases, so should the proportion of total compensation opportunity that is structured in the form of long-term incentive opportunities.

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The material components of our compensation are (i) a fixed base salary and (ii) variable, performance-based compensation comprised of (A) short-term incentive compensation under our performance-based annual cash bonus program and (B) long-term incentive compensation in the form of equity awards, which are generally granted as performance share awards on an annual basis along with periodic option awards.  Our incentive plans are predominantly based on diverse strategic financial metrics that are aligned with our strategy to drive revenue and profitability goals and focus on long-term strategic priorities.  Payouts to our executives vary significantly year to year based on performance against challenging targets.

The charts below reflect the target mix pay between fixed and variable compensation components based on target compensation for our NEOs during fiscal year 2019, which reflects our pay-for-performance philosophy. In 2019, approximately 92% of our CEO’s total 2019 target annualized compensation of $9,450,000 was performance-based and approximately 89% (on average) of the total 2019 target compensation of our other named executive officers was performance-based. In the charts below, performance-based compensation includes short-term incentives in the form of our annual cash bonus plan and long-term incentives in the form of both performance share and option awards.  For our CEO, target compensation has been calculated using the annualized grant-date value of the option award granted to him in 2018.

Shareholder Engagement

We welcome and value the views and insights of our shareholders. We have ongoing communications with our shareholders in the normal course of business and take all shareholder feedback seriously. Leading up to and following our 2019 annual meeting, we conducted extensive shareholder outreach to better understand our shareholders’ perspectives on our compensation practices and to solicit their feedback. We contacted shareholders owning approximately 77% of our outstanding shares, including 14 of our top 15 shareholders, and we had discussions with shareholders representing approximately 59% of our total shares outstanding, in each case measured by our total shares outstanding as of January 1, 2019. The remaining shareholders from whom we solicited feedback in 2019 either declined to meet or did not respond to our inquiries.

The meetings with these shareholders were typically attended by our Chief Financial Officer, our Chief Human Resources Officer, our Chief Legal Officer and our Head of Investor Relations.  At certain shareholder meetings in 2019, a member of our compensation committee also participated.  This effort supplemented the ongoing communications and meetings we hold with our investors throughout the year and focused on the Company’s compensation practices and philosophy and the alignment of our compensation program with our strategic direction.

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2019 Shareholder Feedback and Responsiveness

Based on the feedback we received from our shareholders, in 2019 our compensation committee evaluated several potential changes to our compensation practices that were raised as areas of concern by our shareholders.  The table below highlights the compensation practices that were evaluated and the compensation committee’s responses to the shareholder feedback, including actions that were taken as a result, where applicable.

COMPENSATION PRACTICES	OUR RESPONSE/ACTIONS WE TOOK
Proxy statement disclosure – lack of disclosure of performance goals

We have included new disclosure in this proxy statement about our annual bonus plan, namely the bonus scorecard components for each NEO and the percentage split between financial and non-financial metrics for each NEO’s bonus scorecard.  See the section below titled “Annual Cash Bonus—Bonus Scorecards” for this new disclosure. We do not disclose certain performance goals in the annual bonus and long-term incentive plans because we believe that this information is competitively sensitive.

Share ownership guidelines

We have extended our share ownership guidelines to cover all of our executive officers and directors.  For more information about our recently adopted guidelines, see the section titled “Share Ownership Guidelines” on page 44 of this proxy statement.

Multi-year CEO option grant

The compensation committee strongly believes that, similar to the 2013 option grant to our CEO, the 2018 option grant to our CEO (which is a 5-year award) will energize our CEO for a 5-year period and encourage him to think long-term with respect to his tenure with Genpact.  The option was designed to continue to focus our CEO on share price appreciation, align his interests with shareholders and have greater retention value than smaller, annual grants. No options have been granted to our CEO in 2019 or 2020 and no options grants are planned for him prior to 2023.

Lack of TSR or relative TSR metric in performance compensation program

In 2019, following discussions with shareholders and with input from FW Cook, an independent, external compensation consulting firm, our compensation committee evaluated several design alternatives for our performance share awards that incorporated a TSR or relative TSR performance metric.  Ultimately, the committee determined that for the time being our current performance share award design (using revenues, transformation services revenues and net bookings as the performance goals) continues to be appropriate and targets the appropriate metrics to emphasize our strategy and near-to-long term goals at a Company level.  Additionally, from time to time the committee grants options to certain executives, and the committee views options as a strong substitute for TSR-specific metrics in our compensation program.

One-year performance period for performance share awards

The compensation committee believes there are a number of benefits to a one-year performance period combined with a three-year service period, and that these benefits significantly outweigh any disadvantages.  In particular, the compensation committee’s ability to reset performance objectives and tailor goals year over year in response to near-term changes in Company strategy or performance, including where the goals are achieved early in the performance period, makes a one-year performance period more powerful as a tool for incentivizing consistent, exceptional performance.

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Our Process

Our compensation committee is responsible for reviewing the performance and potential of each of our senior executives, including our named executive officers, approving the compensation level of each of our senior executives, establishing criteria for granting equity awards to our senior executives and other employees, and approving such grants.

The compensation committee typically reviews each component of compensation every 12 months with the goal of allocating compensation between cash and non-cash compensation and between short- and long-term compensation, and combining the compensation elements for each executive in a manner we believe best fulfills the objectives of our compensation program.

The compensation committee has not adopted a policy for the allocation of compensation between cash and non-cash components or between short-term and long-term components, nor has the compensation committee adopted a pre-established ratio between the CEO’s compensation and that of the other named executive officers. Rather, the compensation committee, which includes experienced directors who have served as members of the boards and compensation committees of other public companies, works closely with our CEO, discussing with him the Company’s overall performance, the CEO’s own performance and his evaluation of and compensation recommendations for the other named executive officers. See the section titled “2019 Target Pay Mix and Pay Positioning” below for further details.

The compensation committee then utilizes its judgment and experience in making all compensation determinations. The compensation committee’s determination of compensation levels is based upon what the members of the committee deem appropriate, considering information such as the factors listed above, as well as input from our CEO, shareholder feedback, publicly available information on compensation practices in our industry, and information and advice provided by independent compensation consultants.

Base salaries and target annual bonuses were reviewed in the first quarter of 2019 and adjustments made for our named executive officers other than the CEO.  There were no changes to our CEO’s base salary and target bonus in 2019.  The performance goals for our 2019 annual bonus plan and the 2019 performance share awards were also approved by the compensation committee in the first quarter of 2019 based on expected financial performance for the full year 2019 and reflect the Company’s strategic and operational short- and long-term priorities.  The committee determined that the targets under our 2019 incentive compensation plans were challenging to achieve but attainable without taking excessive risk, and the targets are consistent with the financial outlook we disclosed at the beginning of 2019.

Role of CEO in Compensation Decisions

After the end of the 2019 fiscal year, the compensation committee and the CEO discussed our business performance, his performance and his evaluation of the level of achievement of the individual objectives set forth in the bonus scorecards of the other named executive officers and certain other members of senior management. The CEO also provided recommendations on adjustments to the base salaries and target bonuses of the other named executive officers as well as grants of long-term incentive awards. The compensation committee took into consideration the CEO’s recommendations but made the final decisions on compensation as it deemed appropriate. The compensation committee, without the CEO present, determined the CEO’s 2019 compensation.

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Role of Consultants and Advisors in Compensation Decisions

The compensation committee has the authority to retain and terminate an independent third-party compensation consultant and to obtain independent advice and assistance from internal and external legal, accounting and other advisors. Management has periodically engaged an independent compensation consultant that meets with the compensation committee and advises the compensation committee with respect to compensation trends and best practices, plan design, and the competitiveness of CEO compensation awards.

During 2019, the compensation committee reviewed and considered market data on compensation practices in our industry. With respect to the CEO, the compensation committee used benchmarking information prepared by FW Cook, an independent, external compensation consulting firm, in connection with its evaluation and recommendations concerning our CEO’s 2018 compensation.  The compensation committee generally reviews a market study of CEO compensation at least every three years, and the last study was conducted in early 2018 using 2017 proxy data. Accordingly, the peer group used by FW Cook was based on the peer group used by Institutional Shareholder Services, or ISS, in its 2017 proxy analysis and benchmark policy voting recommendation report. As of December 31, 2017, our revenues ranked near the median and our market capitalization ranked between the 25th percentile and median of the peer group companies used in the ISS report. In addition, as of December 31, 2017, our one-year TSR was near the 75th percentile and our three-year TSR was between the median and 75th percentile of that peer group.

Peer Group Companies for the CEO
Akamai Technologies, Inc.	DST Systems, Inc.	MoneyGram International, Inc.
Autodesk, Inc.	Euronet Worldwide, Inc.	Paychex, Inc.
Blackhawk Network Holdings, Inc.	Fiserv, Inc.	Sykes Enterprises, Incorporated
Broadridge Financial Solutions, Inc.	FleetCor Technologies, Inc.	The Western Union Company
Cimpress N.V.	Gartner, Inc.	Total System Services, Inc.
Citrix Systems, Inc.	Global Payments Inc.	Worldpay, Inc.
Convergys Corporation	Jack Henry & Associates, Inc.
CoreLogic, Inc.	MAXIMUS, Inc.

With respect to our named executive officers other than our CEO, for 2019 compensation the compensation committee reviewed, for reference, materials prepared by Aon Hewitt for management in late 2018 showing peer group compensation levels and practices for the peer group set forth below.

We do not believe many companies compete directly with us across our select industry verticals and service offerings.  In developing a peer group for our named executive officers other than the CEO, Aon Hewitt included companies with whom we compete for business and/or talent and companies in the broader technology industry and for which sufficient disclosure was available in publicly available proxy statements at the time of the review. In cases where the peer company data on comparable management positions was inadequate or insufficient, Aon Hewitt also provided target compensation data from its published surveys for positions comparable to those of our executive officers (in terms of scope of responsibility).

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In late 2018, the compensation committee used the market data included in those materials to establish each element of the 2019 compensation for our named executive officers other than the CEO. In comparing our named executive officer compensation with that of the peer and survey group used by Aon Hewitt, the compensation committee accounted for differences in revenue size and market capitalization between us and the companies in those groups by comparing the compensation of our named executive officers with the compensation paid by the peer and survey group companies to individuals with a similar scope of responsibility but not necessarily the same title. In addition, the compensation committee reviewed data presented by management for additional peers as appropriate by position.  While the compensation committee relies on the peer and survey group analysis to provide market data and relevant trend information, it does not consider the analysis as a substitute for its collective business judgment.

Peer Group Companies for Named Executive Officers other than the CEO*
Accenture plc	Deloitte Touche Tohmatsu Limited	PricewaterhouseCoopers
Akamai Technologies, Inc.	Fidelity National Information Services, Inc.	Red Hat, Inc.
Automatic Data Processing, Inc.	Gartner, Inc.	Tata Consultancy Services Limited
Autodesk, Inc	Hindustan Computers Ltd.	The Coca-Cola Company
Capgemini S.A.	ExlService Holdings, Inc.	Syntel, Inc
Citrix Systems, Inc.	International Business Machines Corporation	Unilever plc
Cognizant Technology Solutions Corporation	Microsoft Corporation	Worldwide Network Services
*

Different subsets of the peer group were used for different named executive officers depending on the officer’s position and geographic location. Differences in revenue size and market capitalization between us and companies in the peer group were accounted for by comparing roles with a similar scope of responsibility.

2019 Target Pay Mix and Pay Positioning

The compensation committee annually reviews the total direct compensation and pay mix for the CEO and each other executive officer.  In determining total compensation opportunities and the pay mix for our executives, the compensation committee considers many factors, including (i) our pay for performance compensation philosophy; (ii) competitive market data to provide a frame of reference for how our peer group companies set compensation opportunities; (iii) the nature and scope of the executive’s role at the Company; (iv) the individual’s performance, contributions to the Company and impact to shareholder value; and (v) the retention value of the compensation.

While we do not have any pre-established allocation of the target pay mix, the compensation committee’s overall intent is to emphasize the variable, performance-based components of pay and, accordingly, we allocate a significant percentage of targeted total compensation in the form of long-term incentives and our annual performance-based bonus plan, both of which fluctuate with Company performance.  Our long-term incentives are in the form of performance share awards and options, which the compensation committee believes also incentivize long-term Company performance since the value of the options is directly tied to the value of the underlying shares.

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CEO Compensation Mix

Our CEO’s compensation is aligned with our performance and our shareholders’ interests. As indicated in the chart on page 27, 92% of our CEO’s target annualized total direct compensation for 2019 was based on achievement of annual financial goals and share price performance and thus strongly linked to Company results. Only 8% of our CEO’s 2019 target compensation was in the form of fixed pay.  Against a backdrop of consistent performance over his tenure, and based on the peer benchmarking information included in the 2018 FW Cook report on CEO compensation, the compensation committee made the following decisions regarding the CEO’s target annualized compensation for 2019:

•

The committee reviewed but made no changes to his base salary of $750,000. In 2018, our CEO’s base salary was increased to $750,000 from $630,000 to bring it closer to the 25th percentile compared to the peer group.

•	His annual target bonus opportunity remained at $1,200,000, unchanged since 2014.
•

He was granted a performance share award covering shares having a value of $4 million. Together with the annualized target value of the option granted to him in 2018, the annualized target value of his long-term incentive awards for 2019 was $7,500,000.

Accordingly, our CEO’s total target annualized direct compensation for 2019 was set at $9,450,000, an increase of approximately 6% compared to $8,950,000 for 2018.

Mr. Tyagarajan’s 2019 target annualized total direct compensation is at the 75th percentile compared to the peer group, including his base salary at the 25th percentile and his annual cash compensation (base plus target bonus) at approximately the median.  The compensation committee believes that this pay positioning is appropriate because the CEO’s pay package (with 92% performance-based) has a stronger performance orientation compared to the total direct compensation for CEOs in the peer group, for which the average percentage of a CEO’s total direct compensation comprised of performance-based pay is 68%, with 32% in fixed pay, consisting of base salary and time-based restricted share units.  The make-up of our CEO’s long-term incentives, which does not include any time-based restricted share units, is also more heavily weighted to performance compared to the peer group.  We believe the structure of his long-term incentive compensation focuses our CEO on managing the business for the long term and reinforces the link between his earning opportunity and the long-term growth of the Company and total shareholder return.

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Other NEO Compensation Mix

For our other named executive officers, we continued to follow the philosophy of maintaining a compensation structure with a significant portion of total compensation at risk based on Company and share price performance.  As indicated on the chart on page 27, approximately 89% of the 2019 total target direct compensation for our other named executive officers was performance-based. The increase in the performance-based target direct compensation for 2019 compared to 78% for 2018 reflects the additional impact of multi-year option awards granted in 2019 to each of our named executive officers other than our CEO.

In 2019, we targeted our named executive officers’ base salaries between the 25th percentile and median and target annual cash compensation (base plus target bonus) between the median and 75th percentile compared to the peer and survey groups used by the compensation committee in setting 2019 compensation, although the annual cash compensation targets were higher for certain named executive officers based on their role and position.  The compensation committee believes that, similar to our CEO, the total target direct compensation for our other NEOs is appropriate because the total pay package (with 89% at risk on average) has a stronger performance orientation compared to the total direct compensation for comparable positions in the peer and survey groups. The make-up of our other named executive officers’ 2019 long-term incentives, which does not include any time-based restricted share units, is also more heavily weighted to performance compared to the peer and survey groups.

Say-on-pay Vote

Each year, our compensation committee considers the outcome of the annual shareholder advisory vote on executive compensation when making decisions relating to the compensation of our named executive officers and our executive compensation programs and policies. At our 2019 annual meeting of shareholders, approximately 70% of the votes cast were in favor of the compensation of our named executive officers. This level of support was a significant decline from the 2018 vote when approximately 97% of the votes cast were in favor of this proposal.

Following the results of our 2019 say-on-pay vote and based on feedback received from our shareholders, the compensation committee considered several potential changes to our compensation practices and elected to make certain changes to our practices and proxy disclosure.  For more information about shareholder feedback and responsiveness in 2019, see the section titled “Shareholder Engagement” above. The compensation committee will continue to take into account future shareholder advisory votes on executive compensation and other relevant market developments affecting executive officer compensation in order to determine whether any subsequent changes to our programs and policies are warranted to reflect shareholder concerns or to address market developments.

2019 Say-on-Pay Vote Result

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Frequency of “Say-on-pay” Shareholder Advisory Vote

Based on the results of the “say-on-frequency” vote held at our 2017 annual meeting, at which approximately 96% of the votes submitted by our shareholders were in favor of holding an annual shareholder advisory “say-on-pay” vote, our board of directors has decided that shareholder advisory “say-on-pay” votes will occur annually.

Compensation Components

We regularly evaluate how to best compensate our executive officers, based upon market data and the extensive experience of our compensation committee with performance and retention practices. For fiscal 2019, our executive compensation program had three primary components, in addition to certain benefits and perquisites:

•	Base salary;
•	Short-term, performance-based incentive compensation, or our annual cash bonus program; and
•	Long-term, performance- and time-based equity compensation in the form of performance share awards and options.

Base Salary

Base salary is provided to ensure that we are able to attract and retain high-quality executives. It is intended to provide a fixed level of overall compensation that does not vary annually based on performance or changes in shareholder value. Base salary reflects the experience, knowledge, skills and performance records our executives, including our named executive officers, bring to their positions and the general market conditions in the country in which the executives are located. In addition, we have entered into employment agreements with our CEO and CFO, each of which specifies a minimum base salary as described in the footnotes to the table below.

Our compensation committee currently reviews the base salaries of our executives every 12 months. The compensation committee determines changes in base salaries based on various factors, including the importance of the executive’s role in our overall business, performance and potential of the executive, general Company performance and the market practices in the country where the named executive officer is located. In connection with such review, our CEO provides recommendations and rankings of the executives who directly report to him, including our named executive officers, and the compensation committee considers the CEO’s recommendations in setting their base salaries.

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The following table sets forth, for each of our named executive officers, such officer’s 2018 and 2019 base salary. The base salaries shown are as of December 31 of each year.

Executive	2018 Base Salary	2019 Base Salary
N.V. TYAGARAJAN(1)	$750,000	$750,000
EDWARD J. FITZPATRICK(2)	$600,000	$620,000
BALKRISHAN KALRA(3)	$—	$525,000
AHMED MAZHARI(4)(6)	$—	$487,394
PIYUSH MEHTA (5)(6)	$314,600	$318,807

(1)

We entered into an employment agreement with Mr. Tyagarajan on June 15, 2011 when he became our president and chief executive officer. The agreement provides for an annual base salary of not less than $600,000, which was increased by 5% to $630,000 in September 2012 and increased by 19% to $750,000, effective June 1, 2018. The 2018 increase represents an increase in Mr. Tyagarajan’s base salary of between 3% and 4% on an annualized basis since becoming our Chief Executive Officer. His base salary was reviewed but not adjusted in 2019. Mr. Tyagarajan’s base salary reflects the importance of his role as our Chief Executive Officer in addition to his personal performance. For a description of the employment agreement with Mr. Tyagarajan, see “—Narrative Disclosure to Summary Compensation Table and Grant of Plan-Based Awards Table—Employment Agreements with Named Executive Officers.”

(2)

On June 26, 2014, we entered into an employment agreement with Mr. Fitzpatrick when he became our chief financial officer. The employment agreement specifies that Mr. Fitzpatrick will receive an annual base salary of $600,000 per year, which will be reviewed periodically and may be increased at the discretion of the compensation committee. Mr. Fitzpatrick’s base salary was increased by approximately 3% to $620,000 effective January 1, 2019. Mr. Fitzpatrick’s base salary reflects the importance of his role as our Chief Financial Officer in addition to his personal performance. For a description of his employment agreement, see “—Narrative Disclosure to Summary Compensation Table and Grant of Plan-Based Awards Table—Employment Agreements with Named Executive Officers.”

(3)

Mr. Kalra was not a named executive officer prior to 2019. Mr. Kalra’s base salary reflects the importance of his role as the business leader for our consumer goods, retail, life sciences and healthcare vertical in addition to his personal performance.

(4)

Mr. Mazhari resigned effective January 31, 2020.  He was not a named executive officer prior to 2019. Mr. Mazhari’s base salary reflected the importance of his role as our Chief Growth Officer in addition to his personal performance.

(5)

Mr. Mehta’s base salary was increased by 5% from INR 21,428,430 to INR 22,500,000, effective January 1, 2019. Mr. Mehta’s base salary reflects the importance of his role as our Chief Human Resources Officer in addition to his personal performance.

(6)

The amount shown with respect to Mr. Mazhari was converted from UK pounds sterling at the rate of GBP 1/US$1.27550045. Amounts shown with respect to Mr. Mehta were converted from Indian rupees at the rates of INR 1/US$0.01416919 for 2019 and INR 1/US$0.01468144 for 2018.

Annual Cash Bonus

Annual cash bonuses are designed to reward our executives, including our named executive officers, for Company performance and our executives’ individual performance during the most recent year. We believe that the immediacy of these cash bonuses, in contrast to our equity grants, which vest over a period of time, provides a significant incentive to our executives towards achieving their respective individual objectives, our Company objectives and our overall long-term and strategic goals, such as client satisfaction, growing revenues, improving operating margins, managing employee attrition levels and making disciplined investments. Our cash bonuses are an important motivating factor for our executives, in addition to being a significant factor in attracting and retaining our executives.

Annual bonuses under our cash bonus plan are directly linked to Company, business unit and individual performance.  Annual bonuses to our executives are payable only if threshold performance is attained.

In order to receive a bonus payment, the executive must remain in employment through the payment date of the bonus, which is generally in March of the year following the year of performance.

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Target Bonuses

Under our annual cash bonus plan, each of our named executive officers is eligible for a target bonus specified as a percentage of his base salary. For 2019, the target bonus for Mr. Tyagarajan was 160% of his base salary and the target bonus for the other named executive officers was 100% of base salary.  For Messrs. Tyagarajan and Fitzpatrick, who have employment agreements that specify bonus opportunities, the compensation committee took into consideration the requirements under their agreements in setting their bonus targets. See “—Narrative Disclosure to Summary Compensation Table and Grant of Plan-Based Awards Table—Employment Agreements with Named Executive Officers.”

Bonus Pool

As part of our 2019 annual cash bonus plan, at the beginning of 2019 the compensation committee established a target bonus pool for 2019 equal to the aggregate target bonuses for all of the senior vice presidents in the Company, including all of the named executive officers other than the CEO. The bonus pool was to be funded only if the Company achieved 2019 adjusted income from operations above a threshold amount.  If the Company achieved the minimum level of adjusted income from operations required to fund the bonus pool, the determination of potential payouts would be based on an equal weighting of adjusted income from operations and transformation services revenue.

The actual bonus pool can range from 0% to 200% of target (with performance between the established levels determined on a straight-line basis), depending on the levels of adjusted income from operations and transformation services revenue and whether the threshold for both metrics is met.  Under the 2019 plan, if the Company failed to achieve the threshold level of adjusted income from operations, regardless of the level of achievement of transformation services revenue, then the bonus pool would not be funded and no bonuses would be payable under the plan.

If the Company achieved the threshold level of adjusted income from operations but failed to achieve the threshold level of transformation services revenue, then the bonus pool would be funded based on adjusted income from operations only and the range of the bonus pool as a percentage of target, which we refer to as the “Company Multiplier,” would be from 25% to 100% (with performance between established levels determined on a straight-line basis) as illustrated below:

AOI Performance Level	Company Multiplier (as a percentage of total target bonuses)
Threshold	25%
Target	50%
Outstanding	100%

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If the Company achieved threshold levels of both adjusted income from operations and transformation services revenue, the potential range of the Company Multiplier would be as follows:

AOI and Transformation Services Revenue Performance Level	Company Multiplier (as a percentage of total target bonuses)
Threshold	50%
Target	100%
Outstanding	200%

In 2019, our adjusted income from operations for purposes of calculating the Company Multiplier was $559 million, which was higher than the target level of $540 million of adjusted income from operations under our 2019 annual cash bonus plan, and our transformation services revenue was significantly higher than target, resulting in a Company Multiplier of approximately 167%.  Accordingly, the bonus pool was funded at approximately 167% of the target pool.  See “Executive Officer Compensation—Compensation Discussion and Analysis—2019 Key Financial Highlights” for information regarding our calculation of adjusted income from operations from United States Generally Accepted Accounting Principles (“GAAP”) net income attributable to Genpact Limited shareholders as well as Exhibit 1 to this Proxy Statement for a reconciliation of these non-GAAP financial measures to the most directly comparable GAAP measures.

Bonus Scorecards

In an effort to further link our executive officer compensation to measurable Company and individual performance, the actual bonus payable to each of our named executive officers is determined based on attainment of pre-established individual, Company and business unit performance targets for each officer subject to the maximum bonus potential based on the level of adjusted income from operations and transformation services revenue. We utilize a scorecard methodology that incorporates multiple financial and non-financial strategic performance indicators for each officer, with the financial performance metrics accounting for at least 55% of the result. The table below shows the weighting of financial and non-financial metrics in each named executive officer’s 2019 scorecard:

Executive	Financial	Non-financial
N.V. TYAGARAJAN	60%	40%
EDWARD J. FITZPATRICK	55%	45%
BALKRISHAN KALRA	70%	30%
AHMED MAZHARI	65%	35%
PIYUSH MEHTA	60%	40%

The potential bonus payout based on the scorecard result ranges from 0% to 150% of target.

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The compensation committee establishes the scorecard for the CEO, and the CEO establishes the scorecards for the other executive officers. At the time of establishing the individual scorecards, the goals in the scorecards were determined to be challenging. We believe that encouraging our named executive officers, as well as other employees with management responsibility, to focus on a variety of performance objectives that are important for creating shareholder value reduces incentives to take excessive risk with respect to any single objective. A list of the financial and certain non-financial performance metrics included in the 2019 scorecard for each named executive officer is set forth below:

Executive	Financial metrics	Non-financial metrics
N.V. TYAGARAJAN	• Company-wide revenue • Company-wide net bookings • Company-wide adjusted income from operations margin • Company-wide transformation services revenue

•       Execution of recent key client wins; launch of Genpact Genome, our company-wide reskilling program; leadership succession and talent pipeline; implementation of strategic roadmap for a target vertical; progress on transformation services strategy.

EDWARD J. FITZPATRICK	• Company-wide revenue • Company-wide net bookings • Company-wide adjusted income from operations margin • Company-wide adjusted diluted earnings per share

•       Cost optimization, resource utilization improvement and financial reporting enhancements; tax planning strategies; application of Genpact Genome within finance function; finance team leadership development.

BALKRISHAN KALRA	• Business unit revenue • Business unit net bookings • Business unit adjusted income from operations margin • Business unit transformation services revenue

•       Growth in a targeted service line; development and commercialization of specific products; implementation of data strategy; application of Genpact Genome and sponsorship of innovation projects within business unit.

AHMED MAZHARI	• Company-wide revenue • Company-wide net bookings • Company-wide adjusted income from operations margin • Company-wide transformation services revenue

•       Development of transformation services, aligning focus and resources; build-out of execution roadmap; cost optimization; achievement of target sales and marketing expenses; application of Genpact Genome within sales and growth functions.

PIYUSH MEHTA	• Company-wide revenue • Company-wide net bookings • Company-wide adjusted income from operations margin • Company-wide transformation services revenue	• Development of organization design and structure for the future; refresh of leadership talent development program; cost productivity initiatives; sponsorship and oversight of Genpact Genome.

The compensation committee determines the level of attainment of the scorecard goals for each of our named executive officers, with our CEO providing input with respect to the named executive officers other than himself. Threshold performance on a given financial metric results in payment of 75% of the target bonus allocated to that metric. There is no threshold performance required for the non-financial metrics.

38 | 2020 Proxy Statement

The individual bonus amount for each named executive officer is determined based on the scorecard result and what we refer to as the “Bonus Payment Multiplier.” The Bonus Payment Multiplier is a percentage determined by dividing the funded bonus pool (which was determined by multiplying the aggregate target bonuses of the bonus pool participants by the Company Multiplier of 167%) by the total of all bonus amounts based on individual scorecard results and is used to ensure that the total payouts do not exceed the funded pool. For 2019, the Bonus Payment Multiplier was approximately 151%. In no circumstance can the total of the bonus payouts for all of the senior vice presidents of the Company, including all of the named executive officers other than the CEO, whose bonus is funded outside of the bonus pool, exceed the funded pool.

Accordingly, the 2019 bonus for each named executive officer was determined as follows:

•	2019 target bonus multiplied by
•	individual scorecard achievement (0-150%) multiplied by
•	2019 Bonus Payment Multiplier of 151%.

The following table sets forth the 2019 target bonus, the 2018 and 2019 actual payments and 2019 payments as a percentage of target bonus for each of our named executive officers under our annual cash bonus plan.

Executive	2019 Target Bonus	2018 Payment	2019 Payment	2019 Payment as a Percentage of Target
N.V. TYAGARAJAN(1)	$1,200,000	$960,000	$1,800,000	150%
EDWARD J. FITZPATRICK(2)	$620,000	$532,040	$1,057,930	171%
BALKRISHAN KALRA(3)	$525,000	$—	$1,028,315	196%
AHMED MAZHARI(4)(6)	$487,394	$—	$—	—
PIYUSH MEHTA (5)(6)	$318,807	$285,001	$622,090	195%

(1)

Mr. Tyagarajan achieved significantly higher-than-target performance on two of his financial metrics (Company-wide revenue and Company-wide transformation services revenue) and lower-than-target performance on the non-financial metrics in his scorecard. The increase in Mr. Tyagarajan’s 2019 bonus compared to his 2018 bonus is attributable to a significant increase in the multiplier used to determine his bonus from 90% in 2018 to 151% in 2019, as well as an increase in his overall scorecard result in 2019 compared to 2018 due to the impact of significantly higher-than-target performance on the financial metrics in 2019.

(2)

Mr. Fitzpatrick achieved significantly higher-than-target performance on two of his financial metrics (Company-wide revenue and Company-wide adjusted diluted earnings per share) and target performance on the non-financial metrics in his scorecard. The increase in Mr. Fitzpatrick’s 2019 bonus compared to his 2018 bonus is attributable to a significant increase in the Bonus Payment Multiplier from 87% in 2018 to 151% in 2019 as well as an increase in his overall scorecard result in 2019 compared to 2018 due to the impact of significantly higher-than-target performance on the financial metrics in 2019.

(3)

Mr. Kalra was not a named executive officer prior to 2019. Mr. Kalra achieved significantly higher-than-target performance on three of his financial metrics (business unit revenue, transformation services revenue and net bookings) and target performance on the non-financial metrics in his scorecard.

(4)

Mr. Mazhari was not a named executive officer prior to 2019. Mr. Mazhari resigned effective January 31, 2020 and, accordingly, did not receive a bonus for fiscal year 2019 since his resignation was effective before the payment date for the 2019 bonus.

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(5)

Mr. Mehta achieved significantly higher-than-target performance on two of his financial metrics (Company-wide revenue and Company-wide transformation services revenue) and significantly higher-than-target performance on the non-financial metrics in his scorecard. The increase in Mr. Mehta’s 2019 bonus compared to his 2018 bonus is attributable to a significant increase in the Bonus Payment Multiplier from 87% in 2018 to 151% in 2019, an increase in his overall scorecard result in 2019 compared to 2018 due to the impact of higher-than-target performance on the financial metrics in 2019, and significantly higher-than-target performance in 2019 on the non-financial metrics in his scorecard.

(6)

The amount shown with respect to Mr. Mazhari was converted from UK pounds sterling at the rate of GBP 1/ US$1.27550045 for 2019.  Amounts shown with respect to Mr. Mehta were converted from Indian rupees at the rates of INR 1/US$0.01416919 for 2019 and INR 1/US$0.01468144 for 2018.

Equity-Based Compensation

Our equity-based compensation program is designed to attract and retain highly qualified individuals, given that competition for talent is high in our industry, and to align the long-term interests of our executives with those of our shareholders. Equity-based compensation is subject to multi-year vesting requirements, which requires the continued service of our executives in order for them to realize gains.

The equity award component of our executive officer compensation is generally comprised of performance share awards. Under the performance share awards, each officer is eligible to receive shares based on the Company’s level of attainment of specified performance goals and such officer’s continued service through the end of a three-year service vesting period. Performance share awards require that we attain at least the minimum threshold levels of performance to receive any payment under the award. We have been granting performance shares since 2010, and the compensation committee believes that including performance shares as part of Genpact’s equity-based compensation program strengthens focus on the Company’s financial performance and shareholder value creation.  The performance share awards have also been an effective tool for retention of key employees.

We also periodically grant options to our executive officers as an additional long-term incentive and for retention purposes.  Our compensation committee believes that options, which are valuable only if the stock price increases after the grant date, align with the specific goal of increasing shareholder value.  Options remain a powerful tool for incentivizing long-term Company performance and promoting shareholder value creation, particularly when combined with annual performance share awards, which focus our executives on achieving challenging, but shorter-term objectives.

From time to time, we may also grant time-based restricted share units, which we use as a retention mechanism.

In 2019, we granted performance share awards to all of our named executive officers and options to all of our named executive officers other than our CEO. The performance share awards represented between approximately 25% and 40% of the total 2019 target compensation for our named executive officers (which in the case of our CEO includes the annualized portion of his 2018 option grant) and the options represented between approximately 40% and 55% of the total 2019 target compensation for our other named executive officers.  On an annualized basis, the 2019 options represented between approximately 12% and 20% of the total 2019 target compensation for our other named executive officers.

40 | 2020 Proxy Statement

In 2018, our CEO was granted an option covering 2,133,106 common shares. This was a five-year grant, we have not granted any options to our CEO in 2019 or 2020, and we do not expect to grant any additional options to our CEO prior to full vesting of his 2018 option grant in 2023.  Our CEO last received an option grant in 2013, which was also structured as a five-year grant vesting 50% in 2016 and 50% in 2018, and he did not receive any additional option grants until the 2013 option grant had fully vested. The compensation committee structured the 2018 option as a five-year grant in part because it will continue to focus our CEO on share price appreciation, thereby aligning his interests with those of our shareholders, and also because the committee believed that a five-year grant would be more effective than smaller annual grants in retaining his services and incentivizing him to deliver superior long-term performance.

We did not grant any time-based restricted share units to our named executive officers in 2019.

2019 Option Grants

In 2019, we granted options to Messrs. Fitzpatrick, Kalra, Mazhari and Mehta.  The exercise price for the options granted in 2019 is equal to the closing price of our common shares on the grant date.  The options vest over a five-year period, 50% in 2022 and the remaining 50% in 2024, provided the recipients continue in service through each vesting date.

2019 Performance Share Awards

In 2019, we granted performance share awards to all of our named executive officers. For the 2019 performance share awards, the compensation committee concluded that, as in prior years, a one-year performance period was the most appropriate for our company, together with a three-year cliff service vesting schedule.

The threshold performance goals are adjusted operating income and adjusted operating income margin as qualifying criteria which, if not met, will lead to the award vesting at 0% (regardless of level of attainment of any of the other performance goals).  Subject to attainment of the threshold goals, the performance goals were revenue, net bookings and transformation services revenues, which are equally weighted.

Having three equally weighted performance goals brings focus to our key financial priorities, aligning our leaders to common goals.  We include current year revenues because it focuses our executives on the successful execution of signed deals, and net bookings because we believe they are an indicator of future revenue growth.  For the 2018 performance share awards, we used new bookings as one of the performance goals. In the 2019 performance share awards, we replaced new bookings with net bookings, which we believe is a more reliable predictor of future revenue growth than new bookings. Net bookings refers to new bookings for the performance period reduced by the total value of significant contract cancellations or reductions that occur during the performance period, whether related to contracts signed during the current year or any prior period.  We also included transformation services revenue as a goal in our performance share awards in 2019, continuing the emphasis in our compensation program on our strategic pivot towards transformation services that we began in 2018.  Accordingly, under the performance share awards, we have held our leadership team accountable for transformation services results and directly linked our executive compensation opportunities to our overall business growth.  The three-year cliff service vesting schedule under our performance share awards helps to ensure that our executives are incentivized to focus on sustaining longer-term Company performance even after the performance year goals have been achieved.

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Under the 2019 performance share awards, there were three designated levels of attainment for each performance goal, as illustrated in the table below. Performance between the established levels was determined on a straight-line basis.

Performance Level	Payout Percentage
Below Threshold	0%
Threshold	35%
Target	100%
Outstanding	200%

Vesting of any single component of the three performance tranches of the award depended on achievement of threshold performance for such tranche.  However, vesting of the net bookings and revenues tranches were interdependent, such that neither such tranche of the award would have vested unless the other tranche performed at the threshold level or better. The transformation services revenue tranche was independent and vested regardless of the achievement of the revenue or net bookings goals if the threshold level of transformation services revenue was achieved, and failure to achieve the threshold level of transformation services revenue would have negatively affected the overall vesting percentage but would not have prevented the awards from vesting, assuming all other performance goals had been met at the threshold level at a minimum.  In setting the performance goals for these awards, our compensation committee determined that the targets were challenging to achieve and designed the awards to reflect our pay-for-performance philosophy, including, for example, continuing to require adjusted income from operations and adjusted income from operations margin as qualifying criteria.

Each award specified a target number of performance shares. The number of common shares of the Company into which the 2019 performance shares will convert (subject to continued service vesting) is calculated by multiplying the number of target performance shares designated under the award by a performance percentage ranging from 0% to 200%.

Based on our strong financial performance in 2019, the 2019 performance share awards granted to our named executive officers will cliff vest on January 10, 2022, provided in each case the named executive officer remains in service through such service vesting date, at 167.11% of the target number of shares, representing revenue achievement at the outstanding level, approximately target net bookings achievement and transformation services revenue achievement at the outstanding level, relative to the equally-weighted goals.  In addition, in the event of a named executive officer’s termination of service by reason of death or disability, a pro rata portion of such shares will vest based on the period of service through the termination date.

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The table below shows the number of target shares subject to the performance share awards granted to our named executive officers in 2019, as well as the number of shares earned and issuable (subject to continued service) based on actual performance.

Executive	2019 PSU Target Shares (#)	2019 PSU Actual Shares (#)
N.V. TYAGARAJAN	123,304	206,051
EDWARD J. FITZPATRICK	41,999	70,184
BALKRISHAN KALRA	46,505	77,714
AHMED MAZHARI	46,518	—*
PIYUSH MEHTA	28,118	46,987

*Mr. Mazhari resigned from the Company effective January 31, 2020, as a result of which his 2019 PSU grant was forfeited.

Benefits and Perquisites

We provide other benefits to our named executive officers that are generally available to other employees in the country in which the named executive officer is located. We also provide our named executive officers with certain modest perquisites that we believe are reasonable and consistent with market trends in the countries in which our named executive officers are located. Such benefits and perquisites are intended to be part of a competitive overall compensation program. For more details on the benefits provided to our named executive officers, see “2019 Summary Compensation Table” and “Narrative Disclosure to Summary Compensation Table and Grant of Plan-Based Awards Table.” Our U.S.-based named executive officers are also eligible to participate in the Genpact LLC Executive Deferred Compensation Plan (the “Deferred Compensation Plan”), as described in the section titled “Nonqualified Deferred Compensation Plan.”

Severance Arrangements

Our employment agreements with Messrs. Tyagarajan and Fitzpatrick provide for certain payments and benefits in the event of a termination of employment. The severance payments and benefits were based on individual negotiations with each executive and are an important part of employment arrangements designed to retain such executives and provide certainty with respect to the payments and benefits to be provided upon certain termination events. For additional details on these payments and benefits, see “Potential Payments upon Termination or Change of Control.”

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Change of Control

Pursuant to the terms of Mr. Tyagarajan’s 2018 option grant, in the event of his termination without cause or for good reason prior to May 8, 2023 and within 24 months following a change of control in which the option is assumed, continued or substituted, the option will become vested and exercisable for all the shares.   In the event of a change of control, the performance shares granted to our named executive officers will convert into either a right to receive common shares representing 100% of the target performance shares without regard to performance or a number of common shares based on actual performance, depending on when the change of control occurs. The award as so converted will continue to vest over the service period subject to accelerated vesting in the event of the executive officer’s termination without cause within 24 months following the change of control in which the award is assumed, continued or substituted. In addition, in the event of a change in control, the options granted to our named executive officers in 2019 will accelerate unless the options are assumed, continued or substituted. If the options are assumed, continued or substituted, then they will continue to vest based on the named executive officer’s service following the change in control. These benefits are described in more detail in “Narrative Disclosure to Summary Compensation Table and Grants of Plan-Based Awards Table—Employment Agreements with Named Executive Officers—N.V. Tyagarajan and Edward J. Fitzpatrick” and “Potential Payments upon Termination or Change of Control.”

Equity Grant Practices

All options granted by the Company have an exercise price equal to the closing market price of our common shares on the grant date. Equity grants are typically approved at our quarterly compensation committee meetings, and, unless a future effective date is specified, become effective as of the date of the meeting at which they are approved. The dates for our quarterly compensation committee meetings are generally scheduled months, and sometimes up to a year, in advance. In certain cases equity grants are approved by written consent outside of regularly scheduled compensation committee meetings and are effective as of the latest date a committee member signs the consent. Our compensation committee has delegated limited authority to the CEO and our Chief Human Resources Officer to jointly grant equity awards between regularly scheduled compensation committee meetings to individuals other than executive officers and directors, with prescribed per person and aggregate quarterly limitations.

Share Ownership Guidelines

The compensation committee recognizes the critical role that executive share ownership has in aligning the interests of management with those of shareholders. Prior to 2019, only our CEO was subject to a share ownership requirement.  In 2019, our board of directors adopted share ownership guidelines applicable to all directors and executive officers.  For more information about our director share ownership guidelines, see the section above titled “Director Compensation.”

Under our share ownership guidelines adopted in 2019, all of our executive officers are required to acquire and hold Genpact common shares with a value of at least (i) in the case of the CEO, six times his base salary, and (ii) in the case of every other executive officer, one time base salary.

44 | 2020 Proxy Statement

Our named executive officers other than our CEO (who was previously subject to a share ownership requirement) have a five-year phase-in period to meet the ownership requirement.  After the initial phase-in period, each officer is required to retain 100% of the shares issued upon option exercises and vesting of restricted share and performance share awards (net of any shares withheld or sold to cover withholding taxes and other applicable taxes) until the designated multiple of base salary is reached. Shares counted toward the ownership requirement consist of shares owned directly and shares owned jointly by the officer and the officer’s spouse or held in trust established by the officer for the benefit of the officer and/or the officer’s family members. Unvested restricted share units and performance share awards and unexercised options do not count toward the ownership requirement.

As of December 31, 2019, Mr. Tyagarajan was in compliance with the ownership requirement applicable to him. Each other named executive officer will have until 2024 (5 years from the date of adoption of the guidelines) to comply with the ownership requirements.

Recovery Policy

Our performance share awards provide that we have the right to terminate the award and cancel any shares issued under the award and be paid any proceeds received by a named executive officer from the sale of shares issued under the award if such officer has breached any restrictive covenant under any agreement with the Company during employment or during the one-year period following termination of employment or if the Company is required to prepare an accounting restatement for any part of the performance period due to material noncompliance with financial reporting requirements under the U.S. federal securities laws which the Company determines is the result of fraud, negligence, or intentional or gross misconduct by the participant.

IRC Section 162(m) Compliance

For years prior to 2018, Section 162(m) of the Internal Revenue Code generally disallowed a federal income tax deduction for publicly-traded companies such as the Company for compensation paid to the CEO and the three other highest paid executive officers (other than the CFO) to the extent that such compensation exceeds $1 million per officer in any one year and does not otherwise qualify as performance-based compensation.

The exemption for qualified performance-based compensation has been repealed and the class of affected executives has been expanded effective for taxable years beginning after December 31, 2017 such that compensation paid to our covered executive officers in excess of $1 million will not be deductible unless it qualified for transition relief applicable to certain arrangements in place as of November 2, 2017.  Because of the uncertainties as to the scope and application of the transition relief, no assurances can be given that compensation intended to satisfy the requirements for exemption under Section 162(m) will in fact be fully deductible.

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2019 SUMMARY COMPENSATION TABLE

The following table sets forth information concerning the compensation of our named executive officers for the fiscal years ended December 31, 2019, 2018 and 2017.

Name and Principal Position	Year	Salary ($)(1)	Bonus ($)	Share Awards ($)(2)	Option Awards ($)(3)	Non-equity Incentive Plan Compensation ($)(4)	Change in Pension Value and Nonqualified Deferred Compensation Earnings ($)	All Other Compensation ($)	Total Compensation ($)
N.V. TYAGARAJAN President, Chief Executive Officer and Director	2019	750,000	—	4,988,256	—	1,800,000	—	78,850(5)	7,617,106
	2018	699,692	—	3,119,208	17,441,128	960,000	—	79,163	22,299,191
	2017	630,000	—	1,101,907	—	1,335,000	—	83,215	3,150,122
EDWARD J. FITZPATRICK Senior Vice President, Chief Financial Officer	2019	613,846	—	1,699,067	1,721,996	1,057,930	—	19,648(6)	5,112,487
	2018	600,000	—	1,263,276	—	532,040	—	19,274	2,414,590
	2017	600,000	—	1,257,994	—	686,397	—	18,685	2,563,076
BALKRISHAN KALRA Senior Vice President, Consumer Goods, Retail, Life Sciences and Healthcare	2019	510,231	—	1,881,357	2,951,997	1,028,315	—	13,033(7)	6,384,933
AHMED MAZHARI(12) Senior Vice President, Chief Growth Officer	2019	487,394	—	1,881,883	2,951,997	—(8)	—	32,325(9)	5,353,599
PIYUSH MEHTA(12) Senior Vice President, Chief Human Resources Officer	2019	318,807	—	1,137,512	1,886,000	622,090	14,717(10)	363(11)	3,979,489
	2018	314,600	—	1,122,912	416,515	285,001	4,074	356	2,143,458
	2017	308,468	—	1,088,648	—	275,823	4,902	406	1,678,247

(1)

The difference in base salary for Mr. Tyagarajan from 2017 to 2018 is due to the mid-year increase in his base salary from $630,000 to $750,000, effective June 1, 2018. The amount shown in this column for Mr. Kalra includes an amount he elected to defer into the Deferred Compensation Plan, which is more fully described in the section titled “Nonqualified Deferred Compensation Plan” below.

(2)

The amounts shown under this column reflect the dollar amount of the aggregate grant date fair value of performance share awards granted during the applicable year pursuant to our 2007 and 2017 Omnibus Incentive Compensation Plans, calculated in accordance with Financial Accounting Standards Board Codification Topic 718, Compensation—Stock Compensation, or FASB ASC Topic 718, and do not reflect the realizable value of these awards based on our performance results for each period. The aggregate grant date fair value of the performance share awards is calculated in accordance with FASB ASC Topic 718, based on the probable outcome of the attainment of one or more pre-established performance objectives as of the grant date, which for the performance share awards granted in 2019 was 124.71% of target. Assumptions used in the calculation of these amounts are included in Note 18, “Stock-based compensation,” to our audited consolidated financial statements for the fiscal year ended December 31, 2019 included in our Annual Report on Form 10-K. In accordance with the rules promulgated by the SEC, the amounts shown for awards with performance- and service-based vesting conditions exclude the impact of estimated forfeitures. The performance periods for the performance shares granted in 2017, 2018 and 2019 are completed, and the number of shares underlying each such award has been determined. The aggregate grant date fair values of the performance share awards granted in 2019, assuming maximum attainment of the performance goals, are as follows: Mr. Tyagarajan—$7,999,964; Mr. Fitzpatrick—$2,724,895; Mr. Kalra—$3,017,244; Mr. Mazhari—$3,018,088; and Mr. Mehta—$1,824,296.

(3)

The amounts shown represent the aggregate grant date fair value of the options awarded to our named executive officers during the applicable year, calculated in accordance with FASB ASC Topic 718, and exclude the impact of estimated forfeitures. Assumptions used in the calculation of these amounts are included in Note 18 “Stock-based compensation” to our audited consolidated financial statements for the fiscal year ended December 31, 2019 included in our Annual Report on Form 10-K.

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(4)	The entire amount shown for Mr. Fitzpatrick and a portion of the amount shown for Mr. Kalra were, at the election of each named executive officer, deferred into the Deferred Compensation Plan.
(5)

The amount shown consists of the following payments and benefits to Mr. Tyagarajan: (a) $7,650 in life insurance plan premiums, (b) $60,000 for personal costs pursuant to his employment agreement and (c) $11,200 in matching contributions to our 401(k) plan.

(6)

The amount shown consists of the following payments and benefits to Mr. Fitzpatrick: (a) $3,528 in life insurance plan premiums, (b) $11,200 in matching contributions to our 401(k) plan and (c) $4,920 in costs related to our executive health examination program.

(7)	The amount shown consists of the following payments and benefits to Mr. Kalra: (a) $1,833 in life insurance plan premiums and (b) $11,200 in matching contributions to our 401(k) plan.
(8)

Mr. Mazhari resigned effective January 31, 2020.  Accordingly, he did not receive a payment under the 2019 non-equity incentive compensation plan since he was no longer an employee on the payment date in 2020.

(9)

The amount shown consists of the following payments and benefits to Mr. Mazhari: (a) $1,170 in life insurance plan premiums, (b) $4,348 in medical insurance plan premiums and (c) $26,807 in employer contributions to a defined contribution pension scheme for UK employees.

(10)

The amount shown represents the change in pension value with respect to the Gratuity Plan benefit for Mr. Mehta that is required to be provided to all employees in India pursuant to Indian law. Assumptions used in the calculation of this amount are included in Note 17, “Employee benefit plans,” to our audited consolidated financial statements for the fiscal year ended December 31, 2019 included in our Annual Report on Form 10-K.

(11)	The amount shown represents insurance plan premium payments made on behalf of Mr. Mehta.
(12)

Mr. Mazhari received certain payments in U.K. pounds sterling and Mr. Mehta received certain payments in Indian rupees. The following exchange rates were used to calculate amounts in the Summary Compensation Table reflecting such payments: GBP 1/US$1.27550045; INR 1/US$0.01416919 in 2019, INR 1/US$0.01468144 in 2018 and INR 1/US$0.01525897 in 2017. For Mr. Mazhari, all amounts other than those shown under the “Option Awards” and “Share Awards” columns were paid or incurred in U.K. pounds sterling. For Mr. Mehta, all amounts other than those shown under the “Option Awards” and “Share Awards” columns were paid or incurred in Indian rupees.

CEO REALIZABLE COMPENSATION

The values reported in our Summary Compensation Table include the estimated fair value of long-term incentive awards at the time of grant as determined for accounting purposes. This estimated fair value is not reflective of actual award values and often differs significantly from the values ultimately received by our senior executives. We believe that realizable compensation, which reflects the actual current value of outstanding long-term incentive awards from prior years, helps us to better assess our pay for performance alignment.

Realizable compensation provides clarity on how compensation outcomes are influenced by company performance. This is particularly important because equity-based awards account for the most significant portion of the total compensation of our CEO and our other named executive officers. Because the compensation committee believes that long-term, equity-based compensation drives long-term growth, consideration of actual and potential values realizable from awards granted in prior years is a highly relevant factor in assessing the effectiveness of our compensation program’s continued alignment with our shareholders’ long-term interests.

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The following table sets forth the realizable pay for our CEO for fiscal years 2017, 2018 and 2019:

	2017	2018	2019
Salary	$630,000	$699,692	$750,000
Bonus	—	—	—
Non-equity incentive plan compensation	$1,335,000	$960,000	$1,800,000
Long-term incentives:
Option awards(1)	—	$25,341,299	—
PSU/RSU awards	$3,809,636	$6,274,765	$8,689,164
Other compensation	$83,215	$79,163	$78,850
Total realizable compensation(2)	$5,857,851	$33,354,919	$11,318,014

(1)	Mr. Tyagarajan was not granted any option awards in 2017 or 2019.
(2)

Total realizable compensation was calculated using (a) actual earned base salary, (b) cash bonus and all other non-equity compensation as disclosed in the Summary Compensation Table, (c) equity award values of all performance share units with performance periods ending within the measurement period at the determined outcome multiplied by the closing price of our common shares on the last business day of fiscal year 2019 of $42.17, and (d) in the case of options, the intrinsic value of all awards granted in each year calculated by subtracting the exercise price from the closing share price on the last day of fiscal year 2019 of $42.17.

The following chart compares the fiscal year 2017, 2018 and 2019 Summary Compensation Table values for our CEO to realizable compensation values and provides our total shareholder return as of the end of each fiscal year during the period from January 1, 2017 to December 31, 2019, assuming an investment of $100 in Genpact common shares on January 1, 2017.

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2019 GRANTS OF PLAN-BASED AWARDS

The following table provides certain information regarding cash and equity incentive plan awards granted to our named executive officers during the fiscal year ended December 31, 2019. The equity awards were granted under the 2017 Omnibus Incentive Compensation Plan and the non-equity awards were granted under our 2019 annual cash bonus plan.

Name	Grant Date	Estimated Future Payouts Under Non-equity Incentive Plan Awards(1)			Estimated Future Payouts Under Equity Incentive Plan Awards(2)			All Other Option Awards: Number of Securities Underlying Options (#)	Exercise Price of Option Awards ($)	Grant Date Fair Value of Stock and Option Awards ($)(3)
		Threshold ($)	Target ($)	Maximum ($)	Threshold (#)	Target (#)	Maximum (#)
N.V. TYAGARAJAN	2/13/2019	—	—	—	43,156	123,304	246,608	—	—	4,988,256
	—	270,000	1,200,000	3,600,000	—	—	—	—	—	—
EDWARD J. FITZPATRICK	2/13/2019	—	—	—	14,699	41,999	83,998	—	—	1,699,067
	1/10/2019	—	—	—	—	—	—	252,152	27.70	1,721,996
	—	127,875	620,000	1,860,000	—	—	—	—	—	—
BALKRISHAN KALRA	2/13/2019	—	—	—	16,276	46,505	93,010	—	—	1,881,357
	1/10/2019	—	—	—	—	—	—	432,261	27.70	2,951,997
	—	137,813	525,000	1,575,000	—	—	—	—	—	—
AHMED MAZHARI	2/13/2019	—	—	—	16,281	46,518	93,036	—	—	1,881,883
	1/10/2019	—	—	—	—	—	—	432,261	27.70	2,951,997
	—	118,802	487,394	1,462,183	—	—	—	—	—	—
PIYUSH MEHTA	2/13/2019	—	—	—	9,841	28,118	56,236	—	—	1,137,512
	1/10/2019	—	—	—	—	—	—	276,167	27.70	1,886,000
	—	71,732	318,807	956,420	—	—	—	—	—	—

(1)

Represents the cash bonus opportunity range under our 2019 annual bonus plan, which is summarized under “Compensation Discussion and Analysis—Compensation Components—Annual Cash Bonus” above. For Mr. Tyagarajan, the cash award target was 160% of his base salary, and for the other named executive officers, the cash bonus award target was 100% of base salary. For Mr. Mazhari, who was compensated in UK pounds sterling, amounts in this column were calculated after converting his salary in local currency at a rate of GBP 1/US$1.27550045. For Mr. Mehta, who is compensated in Indian rupees, amounts in this column were calculated after converting his salary in local currency at a rate of INR 1/US$0.01416919. For the actual amounts paid to each named executive officer, see the “Non-equity Incentive Plan Compensation” column of the “2019 Summary Compensation Table” above. Amounts shown in the “Threshold” column represent the payments that would result from attainment of threshold performance with respect to each of (a) the Company Multiplier, for which threshold performance is 50% of target, (b) the individual scorecard financial metrics, for which threshold performance is 75% of target for each metric, and (c) the individual scorecard non-financial metrics, for which there is no minimum performance threshold and therefore threshold performance has been assumed at 0%. Amounts shown in the “Maximum” column represent the payments that would result from attainment of the highest level of performance with respect to both (a) the Company Multiplier, for which the maximum performance level is 200% of target, and (b) the overall individual scorecard result, for which the maximum performance level for each metric is 150% of target. See “Compensation Discussion and Analysis—Compensation Components—Annual Cash Bonus” above for a description of our annual bonus plan.

(2)

Represents performance share awards that will vest based on the level of attainment of the performance goals for the 2019 fiscal year, subject to continued service through January 10, 2022. Based on 2019 performance, the compensation committee has determined that the number of shares issuable under the awards (subject to continued service vesting) is 167.11% of the target number of shares. See “Compensation Discussion and Analysis—Compensation Components—Equity-Based Compensation” above for a description of the awards.

(3)

Represents the grant date fair value of stock and option awards granted during the fiscal year ended December 31, 2019, calculated in accordance with FASB ASC Topic 718. The aggregate grant date fair value of performance share awards is calculated in accordance with FASB ASC Topic 718, based on the probable outcome of the attainment of one or more pre-established performance objectives as of the grant date.

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NARRATIVE DISCLOSURE TO SUMMARY COMPENSATION TABLE AND GRANTS OF PLAN-BASED AWARDS TABLE

Employment Agreements with Named Executive Officers

Summarized below are the material terms of our employment agreements with Messrs. Tyagarajan and Fitzpatrick.

N.V. Tyagarajan.    We entered into an employment agreement with Mr. Tyagarajan on June 15, 2011, which supersedes his previous employment agreement, dated February 7, 2005. The employment agreement has an indefinite term and may be terminated by us or Mr. Tyagarajan, subject to the severance provisions described below. The employment agreement provides for an annual base salary of not less than $600,000 and a target bonus of 125% of annual base salary.  For 2019, the compensation committee set Mr. Tyagarajan’s target bonus at $1,200,000, or 160% of base salary. Mr. Tyagarajan is entitled to benefits and perquisites generally available to our other senior executives, reimbursement of automobile costs and $60,000 for personal costs. Mr. Tyagarajan is also entitled to four weeks of paid vacation per year.

For purposes of Mr. Tyagarajan’s employment agreement, the term “good reason” means a material reduction in the nature of Mr. Tyagarajan’s authorities or duties, a material reduction in base compensation, requiring Mr. Tyagarajan to report to any person other than our board of directors or a material relocation of Mr. Tyagarajan’s principal place of employment, which has not been cured by us within 30 days following notice of such event by Mr. Tyagarajan.

If Mr. Tyagarajan’s employment is terminated by us without cause or by Mr. Tyagarajan for good reason, then in addition to any earned but unpaid salary or bonus and payment for accrued but unused vacation, Mr. Tyagarajan is entitled to payment of an amount equal to the sum of (I) two times Mr. Tyagarajan’s then current base salary and (II) two times the annual bonus received for the fiscal year preceding the fiscal year in which the termination occurs. In addition, we will reimburse Mr. Tyagarajan for the cost of acquiring health benefits for himself and his dependents at the same level of coverage and benefits as is provided to our US-based senior executives for two years following the date of termination, or any earlier date on which he and his dependents become eligible for such health benefits from another employer.

Mr. Tyagarajan’s payments upon termination of employment described above are subject to his execution of a release of all claims against us and our affiliates. The release would also be executed by us and release Mr. Tyagarajan from any claims by us relating to Mr. Tyagarajan’s employment or services other than claims based on acts or omissions of Mr. Tyagarajan that involve fraud or which are not known to the non-employee directors on the date of such release. The release also includes a mutual non-disparagement provision.

Under his employment agreement, for two years after the termination of his employment, Mr. Tyagarajan will be subject to certain non-compete and non-solicitation covenants.

Edward J. Fitzpatrick.    On June 26, 2014, we entered into an employment agreement with Mr. Fitzpatrick in connection with his appointment as our Chief Financial Officer. The employment agreement has an indefinite term and may be terminated by us or Mr. Fitzpatrick, subject to the severance provisions described below. The employment agreement provides for an annual base salary of not less than $600,000 and a target bonus of 100% of annual base salary. In addition, Mr. Fitzpatrick is entitled to benefits and perquisites generally available to our other senior executives and four weeks of paid vacation per year.

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For purposes of Mr. Fitzpatrick’s employment agreement, the term “good reason” means a material reduction in the nature of Mr. Fitzpatrick’s authorities or duties, a material reduction in base compensation, requiring Mr. Fitzpatrick to report to any person other than our CEO or a material relocation of Mr. Fitzpatrick’s principal place of employment, which has not been cured by us within 30 days following notice to us of such event by Mr. Fitzpatrick.

In the event of Mr. Fitzpatrick’s termination for good reason or by the Company without cause, Mr. Fitzpatrick will receive severance benefits that consist of a cash payment equal to the sum of (a) 12 months of his then current base salary and (b) the cost of acquiring health benefits for himself, his spouse and his eligible dependents for up to 12 months following termination. In addition, the equity awards granted under the Agreement will accelerate and vest as described below in the section titled “Potential Payments upon Termination or Change of Control—Incentive Compensation Plans.”

Mr. Fitzpatrick’s payments upon termination of employment described above are subject to his execution of a release of all claims against us and our affiliates. In addition, Mr. Fitzpatrick will be subject to certain non-compete and non-solicitation covenants for one year after the termination of his employment.

Other Named Executive Officers.    We have employment agreements or appointment letters with our other named executive officers that were entered into upon their initial employment with the Company.  These arrangements generally provide for the terms of employment and initial base salaries but do not provide for any severance benefits upon termination of employment.

Incentive Compensation Plans

We adopted our 2017 Omnibus Incentive Compensation Plan, or the 2017 Plan, on May 9, 2017 as a successor to our 2007 Omnibus Incentive Compensation Plan, or the 2007 Plan. The 2017 Plan was amended and restated in April 2019 and approved by our shareholders at our 2019 annual general meeting.  No grants may be made under the 2007 Plan after the date of adoption of the 2017 Plan.  Grants that were outstanding under the 2007 Plan as of the Company’s adoption of the 2017 Plan remain subject to the terms of the 2007 Plan.

Options

The exercise price for the options granted in 2019 is equal to the closing price of our common shares on the grant date.  The options vest over a five-year period, 50% in 2022 and the remaining 50% in 2024, provided the recipients continue in service through each vesting date.

Performance Share Awards

The performance share awards granted to our named executive officers in 2019 under the 2017 Plan will convert into actual common shares of the Company based on the Company’s attainment of certain performance goals measured over the period beginning January 1, 2019 and ending December 31, 2019 and the individual’s continued service with the Company through January 10, 2022. Each award specifies a target number of performance shares. The number of common shares of the Company into which the performance shares are to convert is calculated by multiplying the number of target performance shares designated under the award by a performance percentage ranging from 0% to 200%.  Under the 2019 performance share awards, the performance percentage was based on the Company’s net bookings, revenue and transformation services revenue during the period from January 1, 2019 to December 31, 2019.

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Under each award, adjusted income from operations and adjusted income from operations margin are qualifying criteria, and for the other three goals, which are equally weighted, there are three designated levels of attainment: threshold, target and outstanding. If performance for any metric other than transformation services revenue had been below the threshold, no payout would have occurred.  The transformation services goal under the 2019 awards was independent, such that failure of the Company to achieve the threshold performance level for transformation services revenue would have affected the overall vesting percentage but would not have prevented the awards from vesting, assuming all other goals had been met at the threshold level at a minimum. Additionally, the revenue and net bookings goals were interdependent, such that both had to be achieved at the threshold level or higher in order for either to vest.  See the section titled “Equity-Based Compensation—2019 Performance Share Awards” above for more information. Based on our 2019 results, the 2019 performance share awards will vest (subject in each case to the recipient’s continued service through January 10, 2022) at 167.11% of the target number of shares.

Under our 2019 performance share awards, if a change of control of the Company had occurred prior to the end of the performance period on December 31, 2019, the number of shares issuable under each award would have been at the target level.  If a change of control of the Company occurs after the end of the performance period but before the end of the service vesting period, the number of shares issuable will be based on actual performance.  The awards may be assumed, substituted or continued in connection with a change of control and continue to vest based on the service vesting requirements of the awards; if not assumed, substituted or continued, then the awards will vest in full and become payable at the time of the change of control.  A performance share award will vest in full in the event of a participant’s termination by the Company without cause within 24 months following a change of control of the Company in connection with which the award is assumed, continued or substituted.

Additionally, each of the performance share awards will vest on a pro-rated basis based on actual performance in the event of the recipient’s termination by reason of death or disability during the service period.

The performance share awards (and any shares issued thereunder or proceeds from the sale of such shares) are subject to forfeiture in the event of a breach of restrictive covenants. See “Compensation Discussion and Analysis—Recovery Policy.”

Change of Control

Pursuant to the 2007 Plan and the 2017 Plan, unless otherwise provided in an individual award agreement, in the event of a change of control of the Company, existing awards may be assumed, substituted or continued. If the awards are not assumed, substituted or continued, then:

•	any options and SARs outstanding as of the date the change of control is determined to have occurred will become fully exercisable and vested, as of immediately prior to the change of control;
•

all performance units and cash incentive awards will be paid out as if “target” performance levels had been attained, but pro-rated based on the portion of the performance period that elapses prior to the change of control; and

•

all other outstanding awards will automatically be deemed exercisable or vested and all restrictions and forfeiture provisions related thereto will lapse as of immediately prior to such change of control.

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The treatment of outstanding performance share awards in the event of a change of control is described above for the 2019 performance share awards.

Unless otherwise provided pursuant to an award agreement, a change of control is defined to mean any of the following events, generally:

•	during any period of twenty-four consecutive months, a change in the composition of a majority of our board of directors that is not supported by a majority of the incumbent board of directors;
•	the consummation of a merger, reorganization or consolidation or sale or other disposition of all or substantially all of our assets;
•	the approval by our shareholders of a plan of our complete liquidation or dissolution; or
•

an acquisition by any individual, entity or group of beneficial ownership of a percentage of the combined voting power of our then outstanding voting securities entitled to vote generally in the election of directors that is equal to or greater than 25%.

Retirement Benefits

We provide our employees in the United States, including our CEO, with a tax-qualified defined contribution 401(k) plan, pursuant to which employees may elect to defer pre-tax salary amounts up to the limits set by the Internal Revenue Code. We match 100% of the first 4% of salary deferred by our employees under the 401(k) plan up to the IRS-defined limit for qualified plans.

In India, we maintain a Gratuity Plan, which is a defined benefit plan, and a Provident Fund Plan, which is a defined contribution plan, each as required under applicable law.

In the UK, we provide employees with a defined contribution pension scheme which meets the statutory requirements prescribed under local law. Employees contribute 3% of their pre-tax salary into the scheme, and the Company contributes an additional 6% of employees’ pre-tax salaries.

Nonqualified Deferred Compensation

The Deferred Compensation Plan became effective as of July 1, 2018. The Deferred Compensation Plan provides a select group of management or highly compensated employees, which includes our U.S.-based named executive officers, with the opportunity to defer their base salary and their qualifying bonus compensation pursuant to the terms of the Deferred Compensation Plan. The Deferred Compensation Plan also provides for discretionary employer contributions. See the section titled “Nonqualified Deferred Compensation Plan” below for a description of the Deferred Compensation Plan.

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2019 OUTSTANDING EQUITY AWARDS AT FISCAL YEAR END

The following table provides information regarding each outstanding equity award held by our named executive officers as of December 31, 2019.

Name	Option Awards				Stock Awards
	Number of Securities Underlying Unexercised Options Exercisable (#)	Number of Securities Underlying Unexercised Options Unexercisable (#)	Option Exercise Price ($)	Option Expiration Date	Number of Shares or Units of Stock That Have Not Vested (#)	Market Value of Shares or Units of Stock That Have Not Vested (#)(1)	Equity Incentive Plan Awards: Number of Shares, Units or Other Rights That Have Not Vested (#)	Equity Incentive Plan Awards: Market Value of Shares, Units or Other Rights That Have Not Vested ($)(1)
N.V. TYAGARAJAN	51,052(2)	—	14.32	3/11/2020	—	—	—	—
	283,625(3)	—	13.52	6/14/2021	—	—	—	—
	1,500,000(4)	—	19.35	5/30/2023	—	—	—	—
	—	—	—	—	90,339(5)	3,809,596	—	—
	—	2,133,106(6)	30.29	5/7/2028	148,797(7)	6,274,769	—	—
	—	—	—	—	206,050(8)	8,689,129	—	—
EDWARD J. FITZPATRICK	250,000(9)	—	18.05	7/14/2024	—	—	—	—
	—	—	—	—	53,421 (10)	2,252,764	—	—
	—	—	—	—	57,947 (11)	2,443,625	—	—
	—	252,152(12)	27.70	1/9/2029	70,183(8)	2,959,617	—	—
BALKRISHAN KALRA	67,280(4)	—	19.35	5/30/2023	—	—	—	—
	35,000(13)	35,000(13)	27.65	3/31/2026	—	—	—	—
	—	70,000(14)	24.74	3/29/2027	71,913(10)	3,032,571	—	—
	—	70,000(15)	31.50	4/1/2028	77,263(11)	3,258,181	—	—
	—	432,261(12)	27.70	1/9/2029	77,713(8)	3,277,157	—	—
AHMED	80,000(4)	—	19.35	5/30/2023	—	—	—	—
MAZHARI	60,000(16)	—	16.78	4/27/2024	—	—	—	—
	35,000(13)	35,000(13)	27.65	3/31/2026	—	—	—	—
	—	70,000(14)	24.74	3/29/2027	71,913(10)	3,032,571	—	—
	—	70,000(15)	31.50	4/1/2028	77,263(11)	3,258,181	—	—
	—	432,261(12)	27.70	1/9/2029	77,735(8)	3,278,085	—	—
PIYUSH MEHTA	132,500(4)	—	19.35	5/30/2023	—	—	—	—
	35,000(13)	35,000(13)	27.65	3/31/2026	—	—	—	—
	—	—	—	—	46,230(10)	1,949,519	—	—
	—	50,000(15)	31.50	4/1/2028	51,509(11)	2,172,135	—	—
	—	276,167(12)	27.70	1/9/2029	46,987(8)	1,981,442	—	—

(1)	Represents the aggregate market value of the shares subject to the award calculated using the NYSE closing price of our common shares on December 31, 2019.
(2)	This option was granted on March 12, 2010 and fully vested on February 1, 2014.
(3)	This option was granted on June 15, 2011 and fully vested on June 17, 2015.
(4)	This option was granted on May 31, 2013 and fully vested on January 10, 2018.
(5)

Represents a performance share award granted on March 30, 2017 which vested based on the level of attainment of performance goals for the 2017 calendar year and continued service through January 10, 2020. The performance period for this award was completed on December 31, 2017, and the number of shares subject to the award is based on actual performance attainment at 87.630%.

(6)

This option was granted on May 8, 2018 and will vest with respect to 50% of the option on May 8, 2021.  The remaining 50% of this option will vest on May 8, 2023, subject to continued service through each vesting date.

(7)

Represents a performance share award granted on May 8, 2018 which vests based on the level of attainment of performance goals for the 2018 calendar year and continued service through January 10, 2021. The performance period for this award was completed on December 31, 2018, and the number of shares subject to the award is based on actual performance attainment at 128.773%. However, the award will not fully vest until completion of the service period on January 10, 2021.

(8)

Represents a performance share award granted on February 13, 2019 which vests based on the level of attainment of performance goals for the 2019 calendar year and continued service through January 10, 2022. The performance period for this award was completed on December 31, 2019, and the number of shares subject to the award is based on actual performance attainment at 167.108%. However, the award will not fully vest until completion of the service period on January 10, 2022.

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(9)	This option was granted on July 15, 2014 and fully vested on July 15, 2019.
(10)

Represents a performance share award granted on March 30, 2017 which vested based on the level of attainment of performance goals for the 2017 calendar year and continued service through January 10, 2020. The performance period for this award was completed on December 31, 2017, and the number of shares subject to the award is based on actual performance attainment at 102.734%.

(11)

Represents a performance share award granted on April 2, 2018 which vests based on the level of attainment of performance goals for the 2018 calendar year and continued service through January 10, 2021. The performance period for this award was completed on December 31, 2018, and the number of shares subject to the award is based on actual performance attainment at 128.773%. However, the award will not fully vest until completion of the service period on January 10, 2021.

(12)

This option was granted on January 10, 2019 and will vest with respect to 50% of the option on January 10, 2022.  The remaining 50% of this option will vest on January 10, 2024, subject to continued service through each vesting date.

(13)

This option was granted on April 1, 2016 and will vest with respect to 50% of the option on January 10, 2019 and the remaining 50% of the option on January 10, 2021, subject to continued service through each vesting date.

(14)

This option was granted on March 30, 2017 and will vest with respect to 50% of the option on January 10, 2020 and the remaining 50% of the option on January 10, 2022, subject to continued service through each vesting date.

(15)

This option was granted on April 2, 2018 and will vest with respect to 50% of the option on April 2, 2021 and the remaining 50% of the option on April 2, 2023, subject to continued service through each vesting date.

(16)	This option was granted on April 28, 2014 and fully vested on January 10, 2019.

2019 OPTION EXERCISES AND STOCK VESTED

The following table provides information regarding exercises of Company options and vesting of stock awards for each of our named executive officers during the fiscal year ended December 31, 2019.

	Option Awards		Stock Awards
Name	Number of Shares Acquired on Exercise (#)	Value Realized on Exercise ($)(1)	Number of Shares Acquired on Vesting (#)	Value Realized on Vesting ($)
N.V. TYAGARAJAN	283,625	7,409,432	—	—
EDWARD J. FITZPATRICK	—	—	—	—
BALKRISHAN KALRA	77,720	1,648,054	—	—
AHMED MAZHARI	—	—	—	—
PIYUSH MEHTA	—	—	—	—

(1)	Represents the aggregate price at which shares acquired upon exercise of the options were sold, net of the exercise price paid for acquiring the shares.

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2019 PENSION BENEFITS

The following table provides information about certain pension benefits provided to our named executive officers for the fiscal year ended December 31, 2019.

Name	Plan Name	Number of Years Credited Service (#)	Present Value of Projected Benefit Obligation ($)(1)(2)	Payments During Last Fiscal Year ($)
N.V. TYAGARAJAN	—	—	—	—
EDWARD J. FITZPATRICK	—	—	—	—
BALKRISHAN KALRA	—	—	—	—
AHMED MAZHARI	—	—	—	—
PIYUSH MEHTA	Gratuity Plan for Indian Employees	18.09	98,366	—

(1)

We are required to provide all Indian employees with benefits under a Gratuity Plan, which is a defined benefit plan. Assumptions used in the calculation of this amount are included in Note 17—“Employee benefit plans” to our audited consolidated financial statements for the fiscal year ended December 31, 2019 included in our Annual Report on Form 10-K.

(2)	The foreign exchange rate used to calculate amounts in this table is INR 1/US$0.01416919.

NONQUALIFIED DEFERRED COMPENSATION PLAN

The following table sets forth certain information with respect to our Deferred Compensation Plan as of December 31, 2019 for our named executive officers who elected to participate.

Name	Executive Contributions in 2019 ($)(1)	Company Contributions in 2019 ($)	Aggregate Earnings in 2019 ($)(2)	Aggregate Withdrawals/ Distributions ($)	Aggregate Balance at 12/31/2019 ($)(3)
N.V. TYAGARAJAN	—	—	—	—	—
EDWARD J. FITZPATRICK	1,057,930	—	59,327	—	1,631,718
BALKRISHAN KALRA	1,081,862	—	67,461	—	1,531,151
AHMED MAZHARI	—	—	—	—	—
PIYUSH MEHTA	—	—	—	—	—
(1)

Contributions are included in the Summary Compensation Table under the “Non-equity Incentive Plan Compensation” column for Mr. Fitzpatrick and under the “Salary” and “Non-equity Incentive Plan Compensation” columns for Mr. Kalra. Non-equity incentive plan awards were earned with respect to fiscal 2019 but awarded after the end of the fiscal year and, accordingly, the deferred amounts were contributed to the Deferred Compensation Plan in 2020.

(2)

Earnings include realized and unrealized gains and losses, capital gains and losses, and dividends paid. Because the deferrals of non-equity incentive plan compensation earned with respect to fiscal 2019 did not occur until after the end of the fiscal year, no earnings on these amounts are included in this column.

(3)	Includes contributions of non-equity incentive plan compensation that was earned with respect to fiscal 2019 but contributed to the Deferred Compensation Plan in 2020.

56 | 2020 Proxy Statement

The Deferred Compensation Plan provides a select group of management or highly compensated employees (within the meaning of the Employee Retirement Income Security Act of 1974, as amended) of Genpact LLC and participating affiliates, including our U.S.-based named executive officers, the opportunity to defer from 1% up to 80% of their base salary and from 1% up to 100% of their qualifying bonus compensation (or such other minimums or maximums as determined by the administrator of the Deferred Compensation Plan).  Participant deferrals are 100% vested at all times. The Deferred Compensation Plan also allows discretionary supplemental employer contributions by Genpact USA, Inc. (the “Member”), in the Member’s sole discretion, to be credited to some or all participant accounts. Discretionary supplemental employer contributions, if made, will be subject to a two-year vesting schedule (50% vesting on the one-year anniversary of approval of the contribution and 50% vesting on the second year anniversary of approval of the contribution, subject in each case to the participant’s continuing service) or such other vesting schedule as determined by the Member at the time the contribution is approved.

A participant’s compensation deferrals and discretionary supplemental employer contributions (if any) will be credited or debited with notional investment gains and losses equal to the experience of selected hypothetical investment funds offered under the Deferred Compensation Plan and elected by the participant. The administrator of the Deferred Compensation Plan has the discretion to establish procedures by which the participants can change their investment elections among the available alternatives. Currently, participants can change their elections on a daily basis, subject to excessive trading limits.

A participant may elect to receive his or her deferred compensation and earnings thereon either (a) in a specified year or (b) following separation from service, in a single sum or in annual installments over a period of up to 15 years.

If a participant does not make an election with respect to the timing and/or form of payment, the deferred compensation will be paid in a lump sum upon participant’s separation from service. Any supplemental employer contribution will be paid upon a participant’s separation from service in the form of payment elected by the participant, unless otherwise designated by the Member at the time the contribution is authorized. Pursuant to the terms of the Deferred Compensation Plan, payments may be accelerated in certain circumstances, including death of the participant, unforeseeable emergency, limited cashouts, payment of taxes, certain offsets to satisfy debt, failure of the Plan to meet statutory requirements and termination of the Deferred Compensation Plan.

POTENTIAL PAYMENTS UPON TERMINATION OR CHANGE OF CONTROL

Below is a description of the potential payments and benefits that would be provided to our named executive officers upon termination of their employment or a change of control under their employment agreements and award agreements under the Incentive Compensation Plans.

Employment Agreements with Named Executive Officers

We have entered into agreements with Messrs. Tyagarajan and Fitzpatrick that provide for certain payments and benefits to be paid upon certain terminations of employment. See “Narrative Disclosure to Summary Compensation Table and Grant of Plan-Based Awards Table—Employment Agreements with Named Executive Officers” above for a description of these provisions.

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Incentive Compensation Plans

The general treatment of outstanding awards under our 2007 and 2017 Plans in the event of a change of control is described under “Narrative Disclosure to Summary Compensation Table and Grants of Plan-Based Awards Table – Incentive Compensation Plans.”  However, certain equity grants have special change of control vesting provisions, as described below.

Generally, except as described below or upon certain qualifying terminations following a change of control (as described under “Narrative Disclosure to Summary Compensation Table and Grants of Plan-Based Awards Table—Incentive Compensation Plans”), our equity awards to our named executive officers do not provide for accelerated vesting upon a termination of employment.

The option granted to Mr. Tyagarajan in 2018 will vest on an accelerated basis as follows: in the event of his termination (i) on account of death or disability, the option will become vested as to an additional 20% of the option shares and (ii) without cause or for good reason (other than within 24 months following a change of control), the option will become vested (x) in the case of any such termination prior to May 8, 2021, with respect to that number of option shares that would have vested had he remained in service through May 8, 2021, or (y) in the case of any such termination on or after May 9, 2021, with respect to an additional 25% of the option shares.  The option will also vest upon a qualifying termination following a change of control as described above in the section titled “Change of Control.”

The option granted to Mr. Fitzpatrick on July 15, 2014 in connection with commencement of his employment (which vested with respect to 50% of the option on July 15, 2017 and with respect to the remaining 50% on July 15, 2019) would have vested in full in the event of Mr. Fitzpatrick’s termination by the Company without cause or his termination for good reason, in each case within 24 months following a change of control of the Company. Upon Mr. Fitzpatrick’s termination of employment by reason of death or disability, or his termination by the Company without cause, the option would have vested on a pro-rated basis based on the period of service completed over the 5-year period measured from the grant date of the option until the date of termination, less the number of shares subject to the option that vested prior to such termination.

Additionally, each of the performance share awards granted to our named executive officers will vest on a pro-rated basis based on actual performance in the event of the executive’s termination by reason of death or disability.

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TERMINATION AND CHANGE OF CONTROL POTENTIAL PAYMENTS AND BENEFITS TABLE

The amounts included in the table below do not include payments and benefits to the extent they are provided on a non-discriminatory basis to salaried employees generally upon termination of employment. The amounts indicated are based on the payments and benefit costs that would have been incurred by the Company if the named executive officer’s employment had terminated as of the last business day of the fiscal year ended December 31, 2019. Where applicable, the value of one of our common shares on December 31, 2019 was $42.17, which was the closing market price of our common shares on the NYSE on such date.

Change of Control(2)
Name	Involuntary Termination without Cause ($)	Involuntary Termination for Cause ($)	Termination with Good Reason(1) ($)	Voluntary Termination Other than Death or Disability ($)	Termination due to Death or Disability ($)	Accelerated Vesting upon qualifying termination or if Award not Assumed, Substituted or Continued by the Acquiring Entity ($)	Award Assumed, Substituted or Continued by the Acquiring Entity ($)
N.V. TYAGARAJAN
Cash Severance	3,420,000(3)	—	3,420,000(3)	—	—	—	—
Equity Treatment	12,670,650(4)	—	12,670,650(4)	—	15,957,461(5)	44,114,865(6)	—
Health and Welfare	23,511(7)	—	23,511(7)	—	—	—	—
TOTAL	16,114,161	—	16,114,161	—	15,957,461	44,114,865	—

EDWARD J. FITZPATRICK
Cash Severance	620,000(8)	—	620,000(8)	—	—	—	—
Equity Treatment	—	—	—	—	4,868,440(9)	11,304,728(10)	—
Health and Welfare	16,483(11)	—	16,483(11)	—	—	—	—
TOTAL	636,483	—	636,483	—	4,868,440	11,304,728	—

BALKRISHAN KALRA
Cash Severance	—	—	—	—	—	—	—
Equity Treatment	—	—	—	—	6,297,130(12)	18,298,004(13)	—
Health and Welfare	—	—	—	—	—	—	—
TOTAL	—	—	—	—	6,297,130	18,298,004	—

AHMED MAZHARI
Cash Severance	—	—	—	—	—	—	—
Equity Treatment	—	—	—	—	6,297,436(12)	18,298,920(13)	—
Health and Welfare	—	—	—	—	—	—	—
TOTAL	—	—	—	—	6,297,436	18,298,920	—

PIYUSH MEHTA
Cash Severance	—	—	—	—	—	—	—
Equity Treatment	—	—	—	—	4,058,106(12)	11,140,962(13)	—
Health and Welfare	—	—	—	—	—	—	—
TOTAL	—	—	—	—	4,058,106	11,140,962	—

(1)

See definitions of “good reason” in “Narrative Disclosure to Summary Compensation Table and Grants of Plan-Based Awards Table—Employment Agreements with Named Executive Officers—N.V. Tyagarajan and Edward J. Fitzpatrick.”

(2)	The following terms apply to outstanding awards in the event of a change of control:
•	outstanding awards may be assumed, substituted or continued, in which case there is no accelerated vesting of the awards;

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•

performance share awards granted to our named executive officers and the option granted to Mr. Tyagarajan in 2018 vest in full upon a termination without cause (or, in the case of the 2018 option grant to Mr. Tyagarajan, for good reason) within 24 months following a change of control in which the awards are assumed, substituted or continued; and

•	if outstanding awards are not assumed, substituted or continued, then they vest in full upon a change of control.
(3)

Amount represents the payment of an amount equal to two times the sum of (i) Mr. Tyagarajan’s annual base salary of $750,000 and (ii) the annual bonus he received for the fiscal year preceding the fiscal year of termination, which annual bonus was $960,000 in 2018.

(4)	Amount represents the estimated value of accelerated vesting of 50% of the shares subject to Mr. Tyagarajan’s 2018 option upon a termination prior to May 8, 2021.
(5)

Amount represents the estimated value of accelerated vesting of (i) an unvested 20% of the Company options granted to Mr. Tyagarajan in 2018 and (ii) the pro-rated vesting of performance share units granted in 2017, 2018 and 2019, calculated at actual performance.

(6)

Amount represents the estimated value of accelerated vesting of (i) all of the unvested Company options granted to Mr. Tyagarajan in 2018 and (ii) the performance share units granted to Mr. Tyagarajan in 2017, 2018 and 2019, calculated at actual performance.

(7)

Amount represents the estimated value of providing Mr. Tyagarajan and his dependents with health benefits for two years following the date of termination at the same level of coverage provided to our U.S.-based senior executives. This amount is calculated based on the present value of the maximum liability with respect to Mr. Tyagarajan and his dependents under our applicable benefit plan in effect as of December 31, 2019.

(8)	Amount represents the payment of an amount equal to Mr. Fitzpatrick’s annual base salary as of December 31, 2019 of $620,000.
(9)	Amount represents the estimated value of the pro-rated vesting of performance share units granted in 2017, 2018 and 2019, calculated at actual performance.
(10)

Amount represents the estimated value of the full vesting of (i) performance share units granted in 2017, 2018 and 2019, calculated at actual performance, and (ii) the unvested Company option granted in 2019, assuming a change of control in connection with which such awards are not assumed, substituted or continued. The outstanding unvested option granted to Mr. Fitzpatrick in 2019 does not provide for acceleration in the event of a termination following a change of control in connection with which such option is assumed, substituted or continued.  Accordingly, the value of accelerated vesting of Mr. Fitzpatrick’s outstanding unvested equity awards in the event of a qualifying termination following a change of control in which the awards are assumed, substituted or continued is comprised only of the value of accelerated vesting of his performance share awards and would be $7,656,089.

(11)

Amount represents the estimated value of providing Mr. Fitzpatrick and his dependents with health benefits for twelve months following the date of termination at the same level of coverage provided to our U.S.-based senior executives. This amount is calculated based on the present value of the maximum liability with respect to Mr. Fitzpatrick and his dependents under our applicable benefit plan in effect as of December 31, 2019.

(12)	Amount represents the estimated value of pro-rated vesting of performance share units granted in 2017, 2018 and 2019, calculated at actual performance.
(13)

Amount represents the estimated value of accelerated vesting of (i) performance share awards granted in 2017, 2018 and 2019, calculated at actual performance, and (ii) unvested Company options granted in 2016, 2018 and 2019, assuming a change of control in connection with which such awards are not assumed, substituted or continued. The outstanding unvested options granted to Messrs. Kalra, Mazhari and Mehta do not provide for acceleration in the event of a termination following a change of control in connection with which such options are assumed, substituted or continued.  Accordingly, the value of accelerated vesting of their outstanding unvested equity awards in the event of a qualifying termination following a change of control in which the awards are assumed, substituted or continued is comprised only of the value of accelerated vesting of their performance share awards and would be $9,567,987 for Mr. Kalra, $9,568,903 for Mr. Mazhari and $6,103,126 for Mr. Mehta.

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CEO PAY RATIO

For 2019, Mr. Tyagarajan’s total annual compensation as disclosed in the Summary Compensation Table was $7,617,106, and the total annual compensation (taking into account a cost of living adjustment for wages paid to employees outside the U.S.) for our median employee, located in India, was $31,657, resulting in a pay ratio of 241:1.  We have employees in more than 20 countries, and more than 90% of our employees are located outside of the U.S.  Most of these non-U.S. employees are based in India and other countries in which wage levels have historically been significantly lower than wage levels in the U.S. and Western Europe for comparably skilled professionals.

We used the following methodology and assumptions to identify the median employee and calculate the annual total compensation of the median-paid employee:

•

We selected October 1, 2019 as the date on which to determine our median employee.  As of that date, we had more than 91,000 active, full-time employees, of which only approximately 8,800 were located inside the U.S.

•

SEC regulations allow employers to identify the median based on a “consistently applied compensation measure,” or CACM. We used (A) annualized base salary plus (B) target bonus or other incentive compensation for 2019 as our CACM because these two elements are consistently available across all countries where we have employees.

•

We ranked this compensation measure for our employees from lowest to highest. This calculation was performed for all employees, excluding Mr. Tyagarajan, whether employed on a full-time, part-time, or seasonal basis.

•	We converted amounts paid in foreign currencies to the U.S. dollar based on the applicable 2019 average exchange rates.

As permitted by SEC rules, we performed two separate calculations in identifying our median employee: one involved making a cost-of-living-adjustment (“COLA”) for individuals employed outside of the U.S. and Puerto Rico, and one did not employ a COLA for those individuals.  We performed the COLA based on the most recent figures available, as of the determination date of October 1, 2019, from the World Bank Price Level Ratio of PPP Conversion Factor (GDP) to market exchange rate, available at http://data.worldbank.org/indicator/PA.NUS.PPPC.RF.  Using the COLA, we determined that our median employee was an employee working in India as discussed above. The exchange rate we used to convert our median employee’s compensation to the U.S. dollar was 1 Indian rupee to 0.0142 U.S. dollar, and a COLA of 1 to 0.2589 was applied to this individual’s U.S. dollar-converted annual total compensation.  Performing the median employee identification analysis without employing a cost-of-living adjustment, we determined that the 2019 annual total compensation for a different median employee, also located in India, was $9,596, resulting in a pay ratio of 794:1. The exchange rate we used to convert such employee’s compensation to the U.S. dollar was 1 Indian rupee to 0.0142 U.S. dollar.  Because our median employee is located in India and our CEO is located in the U.S., our CEO pay ratio is higher than it would be if our employee base were concentrated primarily in the U.S. or if most of our employees, including our CEO, were employed in the same jurisdiction.

We believe the pay ratio reported above is a reasonable estimate calculated in a manner consistent with SEC rules based on our internal records and the methodology described above. Because the SEC rules for identifying the median compensated employee and calculating pay ratio allow companies to adopt a variety of methodologies, apply certain exclusions, and make reasonable estimates and assumptions that reflect their employee populations and compensation practices, our pay ratio may not be comparable to the pay ratios reported by other companies.

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SECURITIES AUTHORIZED FOR ISSUANCE UNDER EQUITY COMPENSATION PLANS

The following table provides information about the securities authorized for issuance under the 2017 Omnibus Incentive Compensation Plan, the 2007 Omnibus Incentive Compensation Plan and the Genpact Employee Stock Purchase Plans as of December 31, 2019.

Plan Category	Number of Shares to be Issued upon Exercise of Outstanding Options and Rights(1)	Weighted Average Exercise Price of Outstanding Options and Rights(2)	Number of Shares Remaining Available for Future Issuance under Equity Compensation Plans (Excluding Shares in First Column)(3)
Equity compensation plans approved by shareholders	15,689,314	$25.33	15,361,275
Equity compensation plans not approved by shareholders	—	—	—
Total	15,689,314	$25.33	15,361,275

(1)

The performance periods for the performance shares granted in 2017, 2018 and 2019 are complete, so actual performance has been used to determine the number of shares issuable under such awards upon completion of the respective service periods.  Amounts in this column exclude (i) shares reserved for issuance under the Company’s Employee Stock Purchase Plans and (ii) shares issuable in 2020 under restricted share unit awards that vested as of December 31, 2019.

(2)	The weighted average exercise price does not take into account restricted share units and performance shares or purchase rights under the Company’s Employee Stock Purchase Plans.
(3)

The amounts in this column are comprised of (i) 2,772,236 shares reserved for issuance under the Company’s Employee Stock Purchase Plans and (ii) 12,589,039 shares available for issuance under the Company’s 2017 Omnibus Incentive Compensation Plan.

COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION

During fiscal 2019, Ms. Lindstrom and Messrs. Madden, Nunnelly and Scott served as members of our compensation committee. No member of our compensation committee was at any time during fiscal 2019, or formerly, an officer or employee of Genpact Limited or any subsidiary of Genpact Limited. No member of our compensation committee had any relationship with us during fiscal 2019 requiring disclosure under Item 404 of Regulation S-K under the Securities Act of 1933.

During fiscal 2019, none of our executive officers served as a member of the board of directors or compensation committee (or other committee serving an equivalent function) of any entity that had one or more executive officers serving as a member of our board of directors or compensation committee.

COMPENSATION COMMITTEE REPORT

The compensation committee has reviewed and discussed the Compensation Discussion and Analysis required by Item 402(b) of Regulation S-K with the Company’s management. Based on its review and such discussions, the compensation committee recommended to the Company’s board of directors that the Compensation Discussion and Analysis be included in this proxy statement.

By the compensation committee of the board of directors of Genpact Limited.

Mark Nunnelly, Chair
Carol Lindstrom
James Madden
Robert Scott

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PROPOSAL 2 – NON-BINDING VOTE ON EXECUTIVE COMPENSATION

The Company’s shareholders are entitled to vote at the annual general meeting to approve, on an advisory, non-binding basis, the compensation of our named executive officers, as disclosed in this proxy statement in accordance with the standards established under Item 402 of Regulation S-K under the Securities Exchange Act of 1934, as amended (the “Exchange Act”). The shareholder vote on executive compensation is an advisory vote only, and it is not binding on the Company, our Board or the compensation committee.

Although the vote is non-binding, our Board and the compensation committee value the opinions of the shareholders and will consider the outcome of the vote when making future compensation decisions affecting the Company’s executive officers.  At the past three annual general meetings of our shareholders held in May of each of 2017, 2018 and 2019, the results of the shareholder advisory votes supported our executive compensation programs, with approximately 99%, 97% and 70% of the votes, respectively, having been cast for the approval of the compensation of our named executive officers. The lower level of support at our May 2019 annual meeting was, we believe, primarily due to certain shareholders’ concerns with the pay practices identified above under the heading “Shareholder Engagement.”  See the discussion under “Shareholder Engagement—2019 Shareholder Feedback and Responsiveness” on page 28 of this proxy statement for information about our shareholder feedback on our executive compensation practices in 2019 and how the compensation committee has responded to this feedback.

Our shareholders are given the opportunity to vote on an advisory, non-binding basis on the compensation of our named executive officers annually.  The next opportunity for our shareholders to vote on such a proposal will be at the 2021 annual general meeting of our shareholders. As described in the section titled “Compensation Discussion and Analysis,” our executive compensation program has a strong pay-for-performance alignment and is designed to reward the achievement of our annual, long-term and strategic goals, such as growing revenues (including transformation services revenues in particular), improving operating margins and deepening client relationships. It is also designed to align the interests of our executives, including our named executive officers, with those of our shareholders by rewarding performance that exceeds our goals, with the ultimate objective of increasing shareholder value. Shareholders are urged to read the foregoing “Compensation Discussion and Analysis” section of this proxy statement, which more thoroughly discusses how we believe our compensation policies and procedures complement our compensation philosophy. Our Board and our compensation committee believe that these policies and procedures are effective in implementing our compensation philosophy and in achieving its goals.

The vote on this resolution is not intended to address any specific element of compensation; rather, the vote relates to the compensation of our named executive officers, as described in this proxy statement.

We are asking our shareholders to vote for the following resolution:

“RESOLVED, that the Company’s shareholders hereby approve, on a non-binding, advisory basis, the compensation of the Company’s named executive officers as disclosed in the proxy statement pursuant to the compensation disclosure rules of the Securities and Exchange Commission, including the Compensation Discussion and Analysis section, the various compensation tables and the accompanying narrative discussions.”

BOARD RECOMMENDATION: The board recommends that you vote FOR the approval, on a non-binding, advisory basis, of the compensation of our named executive officers as disclosed in this proxy statement pursuant to the SEC’s compensation disclosure rules.

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Audit Matters

REPORT OF THE AUDIT COMMITTEE

The audit committee has reviewed our audited consolidated financial statements for the fiscal year ended December 31, 2019 and has discussed these financial statements with our management and independent registered public accounting firm.

The audit committee has also received from, and discussed with, KPMG, our independent registered public accounting firm, various communications that our independent registered public accounting firm is required to provide to the audit committee, including the matters required by the applicable auditing standards adopted by the Public Company Accounting Oversight Board (PCAOB) and the Securities and Exchange Commission.

Our independent registered public accounting firm also provided the audit committee with the written disclosures and the letter required by the applicable requirements of the PCAOB regarding the independent registered public accounting firm’s communications with the audit committee concerning independence. The audit committee has discussed with the independent registered public accounting firm their independence from Genpact.

Based on its discussions with management and the independent registered public accounting firm, and its review of the information provided by management and the independent registered public accounting firm, the audit committee recommended to our board that the audited consolidated financial statements be included in our Annual Report on Form 10-K for the year ended December 31, 2019.

By the audit committee of the board of directors of Genpact Limited.

Mark Verdi, Chair Stacey Cartwright Laura Conigliaro CeCelia Morken Robert Scott

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PROPOSAL 3 – APPROVAL OF APPOINTMENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

Our audit committee has selected the firm of KPMG as our independent registered public accounting firm for the current fiscal year. KPMG has served as our independent registered public accounting firm since October 1, 2004. If this proposal is not approved at our 2020 annual meeting, our audit committee will reconsider its selection of KPMG. Representatives of KPMG are not expected to be present at the annual meeting.

BOARD RECOMMENDATION: The board of directors believes that the appointment of KPMG as our independent registered public accounting firm is in the Company’s best interests and the best interests of our shareholders and therefore recommends a vote FOR approval of the appointment of KPMG as our independent registered public accounting firm for the fiscal year ending December 31, 2020.

INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM FEES AND OTHER MATTERS

The following table presents the aggregate fees for services rendered by KPMG, our independent registered public accounting firm, for the fiscal years ended December 31, 2019 and 2018.

	Fiscal 2019	Fiscal 2018
	($ in thousands)
Audit fees	$3,146	$2,369
Audit-related fees	1,007	858
Tax fees	468	407
All other fees	75	26
Total fees	$4,696	$3,660

Audit fees represent fees for services provided in connection with the audit of our consolidated financial statements, review of our interim consolidated financial statements, issuance of comfort/consent letters related to notes offerings and multiple secondary equity offerings, and audit services provided in connection with other statutory or regulatory filings. Comfort/consent letter fees of approximately $510,000 related to our four secondary equity offerings in 2019 are reflected in the table above, of which approximately $340,000 was reimbursed by Bain Capital and its co-investors pursuant to the shareholder agreement described above under the heading “Certain Relationships and Related Party Transactions.” Audit-related fees consist primarily of assurance and related services. Assurance and related services mainly include SOC 1 (ISAE 3402) attestation and certification for submission to statutory and regulatory authorities. Tax fees include fees for professional services for tax compliance, assessment support and advisory services. All other fees include fees for services provided other than the services reported above.

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Audit Committee’s Pre-approval Policy and Procedures

The audit committee has adopted policies and procedures for the pre-approval of audit and non-audit services for the purpose of maintaining the independence of the registered public accounting firm. We may not engage the independent registered public accounting firm to render any audit or non-audit service unless either the service is approved in advance by the audit committee or the engagement to render the service is entered into pursuant to the audit committee’s pre-approval policies and procedures. From time to time, the audit committee may pre-approve services that are expected to be provided to Genpact by the independent registered public accounting firm during the following 12 months. Any such pre-approval is detailed as to the particular service or type of services to be provided and is also subject to a maximum dollar amount. At regularly scheduled meetings of the audit committee, management or the independent registered public accounting firm report to the audit committee regarding services actually provided to Genpact.

During fiscal 2019, no services were provided to Genpact by KPMG other than in accordance with the pre-approval policies and procedures described above.

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Important Information about the Annual General Meeting and Voting

What is the purpose of the annual meeting?

At the annual meeting, shareholders will consider and act on the following matters:

1.	To elect nine (9) directors to hold office until the next annual election or until their successors are duly elected and qualified;
2.	To approve, on a non-binding, advisory basis, the compensation of our named executive officers;
3.	To approve the appointment of KPMG as our independent registered public accounting firm for the fiscal year ending December 31, 2020; and
4.	To transact such other business as may properly come before the annual meeting or any postponement or adjournment thereof.

Who can vote?

To be able to vote, you must have been a shareholder of record at the close of business on March 27, 2020. This date is the record date for the annual meeting.

Shareholders of record at the close of business on March 27, 2020 are entitled to vote on each proposal at the annual meeting. The number of outstanding common shares entitled to vote on each proposal at the meeting is 190,201,079.

How many votes do I have?

Each common share of Genpact that you owned on the record date entitles you to one vote on each matter that is voted on at the annual meeting.

Is my vote important?

Your vote is important regardless of how many common shares you own. Please take the time to read the instructions below and vote. Choose the way to vote that is easiest and most convenient for you and submit your proxy so your vote is cast as soon as possible.

How do I vote?

If you are a record holder of Genpact shares, you may deliver your proxy to vote your shares in one of the following ways or you may vote in person at the annual meeting. If you hold your shares in “street name,” refer to the information below on how to vote your shares.

You may submit your proxy to vote online.    If you have Internet access, you may submit your proxy to vote your shares from any location as described in the Notice.

You may submit your proxy to vote by telephone.    If you request printed copies of the proxy materials, you may submit your proxy to vote your shares by telephone by calling 1 800-652-VOTE (8683) from within the US, US territories and Canada by following the instructions in the Notice.

You may submit your proxy to vote by mail.    If you request printed copies of the proxy materials, you may vote by completing and signing the proxy card that accompanies this proxy statement and promptly mailing it in the enclosed postage-prepaid envelope. You do not need to put a stamp on the enclosed envelope if you mail it in the United States. The shares you own will be voted according to the instructions on the proxy card you mail. If you sign and return the proxy card, but do not give any instructions on a particular matter to be voted on as described in this proxy statement, the shares you own will be voted in accordance with the recommendations of our board of directors. The board of directors recommends that you vote “FOR” each director nominee included in Proposal 1 and “FOR” Proposals 2 and 3.

You may vote in person.    If you attend the meeting at the location set forth in the accompanying Notice of 2020 Annual General Meeting, you may vote by delivering your completed proxy card in person or you may vote by completing a ballot. Ballots will be available at the meeting. If you attend the meeting in person you will need to bring an acceptable form of photo identification, such as a driver’s license or passport, along with evidence of your ownership of shares of the Company as of the record date.

2020 Proxy Statement | 67

Why did I receive a Notice Regarding the Availability of Proxy Materials instead of printed copies of these materials in the mail?

In accordance with rules promulgated by the Securities and Exchange Commission (the “SEC”), we have elected to furnish our proxy materials to shareholders over the Internet. Most shareholders are receiving by mail a Notice Regarding the Availability of Proxy Materials (“Notice”), which provides general information about the annual meeting, the address of the website on which our proxy statement and annual report are available for review, printing and downloading, and instructions on how to submit proxy votes. For those who wish to receive their materials in a different format (e.g., paper copy by mail), the Notice contains instructions on how to do so. Shareholders who have elected to receive paper copies of the proxy materials will receive these materials by mail.

Can I change my vote after I have mailed my proxy card or after I have submitted my proxy to vote my shares online or by telephone?

Yes. You can revoke your proxy and change your vote at any time before the polls close at the meeting by doing any one of the following things:

•	submitting another proxy to vote with a later date online or by telephone;
•	signing and delivering another proxy with a later date to our Corporate Secretary, c/o Genpact LLC, 1155 Avenue of the Americas, 4th Floor, New York, New York 10036 USA;
•	giving our Corporate Secretary written notice before or at the meeting that you want to revoke your proxy; or
•	voting in person at the meeting.

Your attendance at the meeting alone will not revoke your proxy.

Can I vote if my shares are held in “street name?”

If the shares you own are held in “street name” by a bank or brokerage firm, your bank or brokerage firm, as the record holder of your shares, is required to vote your shares according to your instructions. In order to vote your shares, you will need to follow the directions your bank or brokerage firm provides you. Many banks and brokerage firms also offer the option of voting online or by telephone, instructions for which would be provided by your bank or brokerage firm on your vote instruction form.

If your shares are held in street name, you must bring an account statement or letter from your brokerage firm or bank showing that you are the beneficial owner of the shares as of the record date in order to be admitted to the meeting on May 20, 2020. To be able to vote your shares held in street name at the meeting, you will need to obtain a proxy card from the holder of record.

What is a broker non-vote?

Generally, a “broker non-vote” occurs when a broker, bank or other nominee that holds shares in “street name” for customers is precluded from exercising voting discretion on a particular proposal because (1) the beneficial owner has not instructed the nominee how to vote, and (2) the nominee lacks discretionary voting power to vote such shares. Under New York Stock Exchange (“NYSE”) rules, a nominee does not have discretionary voting power with respect to the approval of “non-routine” matters absent specific voting instructions from the beneficial owners of such shares.

All proposals other than the approval of KPMG as the Company’s independent registered public accounting firm for fiscal year 2020 are non-routine matters and, therefore, common shares held in “street name” will not be voted with respect to these proposals without voting instructions from the beneficial owners. You should follow the instructions provided by your nominee in directing your nominee on how to vote your shares.

What constitutes a quorum?

In order for business to be conducted at the annual meeting with respect to a particular matter, a quorum must be present for that particular matter. For each of the proposals described in the accompanying Notice of 2020 Annual General Meeting, we will have a quorum if at least two shareholders are present in person or by proxy who hold or represent more than 50 percent of the outstanding shares entitled to vote, or at least 95,100,540 shares. Common shares represented in person or by proxy (including “broker non-votes” and shares that abstain or do not vote with respect to a particular proposal to be voted upon) will be counted for the purpose of determining whether a quorum exists at the annual meeting for that proposal. “Broker non-votes” are shares that are held in “street name” by a bank or brokerage firm that indicates on its proxy that it does not have discretionary authority to vote on a particular matter.

If a quorum is not present, the annual meeting will be adjourned until a quorum is obtained.

68 | 2020 Proxy Statement

What vote is required for each item?

For each of the proposals being considered at the annual meeting, approval of the proposal requires the affirmative vote of a simple majority of the votes cast. There is no cumulative voting in the election of directors. The election of each director nominee will be considered and voted upon as a separate proposal. Abstentions and broker “non-votes” are not counted as votes cast and will not affect the voting results on any proposals. If the proposal for the election of a director nominee does not receive the required majority of the votes cast, then the director will not be elected and the position on the board of directors that would have been filled by the director nominee will become vacant. The board of directors has the ability to fill any vacancy upon the recommendation of its nominating and governance committee.

How will votes be counted?

Each common share will be counted as one vote according to the instructions contained on a properly completed proxy, whether submitted by mail, online, by telephone or on a ballot voted in person at the annual meeting. Shares will not be voted in respect of a proposal if either (1) the shareholder abstains from voting on a particular matter, or (2) the shares are broker non-votes. If the shareholder signs and submits but does not indicate voting instructions on the proxy card, the proxies will have the authority to vote in respect of all proposals.

Who will count the votes?

Computershare, our transfer agent, will serve as independent vote tabulator and will count the votes. Our Chief Legal Officer, Heather White, has been appointed by the board of directors as the Inspector of Election and will certify the results of the voting.

How does the board of directors recommend that I vote on the proposals?

The board of directors recommends that you vote:

FOR the election of the nine (9) directors listed under Proposal 1 to hold office until the next annual election or until their successors are duly elected and qualified;

FOR the approval, on a non-binding, advisory basis, of the compensation of our named executive officers; and

FOR the approval of the appointment of KPMG as our independent registered public accounting firm for the fiscal year ending December 31, 2020.

Will any other business be conducted at the meeting or will other matters be voted on?

The board of directors does not know of any other matters that may properly come before the meeting. If any other matter properly comes before the meeting, the persons named in the proxy card that accompanies this proxy statement, whether you submit your proxy by mail, online or by telphone, will exercise their judgment in deciding how to vote, or otherwise act, at the meeting with respect to that matter or proposal.

Where can I find the voting results?

We will report the voting results in a current report on Form 8-K within four business days of the 2020 annual meeting.

How and when may I submit a shareholder proposal, including a shareholder nomination for director, for the 2021 annual general meeting?

Our bye-laws contain advance notice procedures with regard to shareholder proposals not related to director nominations. If you are interested in submitting a proposal for inclusion in the proxy statement for the 2021 annual general meeting, you need to follow the procedures outlined in Rule 14a-8 of the Securities Exchange Act of 1934, or the Exchange Act. To be eligible for inclusion, we must receive your shareholder proposal intended for inclusion in the proxy statement for our 2021 Annual General Meeting of Shareholders at the New York City address set forth below no later than December 11, 2020.

2020 Proxy Statement | 69

Bermuda law provides that shareholders who collectively hold at least 5% of the total voting rights of our outstanding common shares, or any group comprised of at least 100 or more registered shareholders, may require a proposal to be submitted to an annual general meeting of shareholders. Bermuda law generally requires that notice of such a proposal must be deposited at our registered office not less than six weeks before the date of the meeting.

A shareholder’s notice to our corporate secretary must be in proper written form and must set forth, as to each matter the shareholder proposes to bring before the meeting:

•

a description of the business desired to be brought before the meeting, the text of the proposal or business (including the text of any resolutions proposed for consideration and if such business includes a proposal to amend our bye-laws, the language of the proposed amendment), the reasons for conducting the business at the meeting and any material interest in such business of such shareholder on whose behalf the proposal is made;

•	the name and record address of the shareholder;
•	the class and number of shares of our share capital which are owned and of record by the shareholder;
•

a representation that the shareholder is a holder of record of our shares entitled to vote at the meeting and that the shareholder intends to appear in person or by proxy at the meeting to propose such business; and

•

a representation as to whether the shareholder intends or is part of a group which intends to deliver a proxy statement or form of proxy to holders of at least the percentage of our outstanding share capital required to approve or adopt the business proposal, or otherwise to solicit proxies from shareholders in support of such proposal.

Our bye-laws also contain advance notice procedures with regard to shareholder proposals related to the nomination of candidates for election as directors. These procedures provide that any shareholder may nominate persons for election as directors only if written notice of such shareholder’s intent to make such nomination is given to our corporate secretary not less than 120 days nor more than 150 days prior to the date of the proxy statement released to shareholders in connection with the prior year’s annual meeting.

A shareholder’s notice to our corporate secretary must be in proper written form and must set forth information related to the shareholder giving the notice and the owner on whose behalf the nomination is made, including:

•	the name and record address of the shareholder and the owner;
•	the class and number of shares of our share capital which are owned beneficially and of record by the shareholder;
•

a representation that the shareholder is a holder of record of our shares entitled to vote at that meeting and that the shareholder intends to appear in person or by proxy at the meeting to bring the nomination before the meeting; and

•

a representation as to whether the shareholder intends or is part of a group which intends to deliver a proxy statement or form of proxy to holders of at least the percentage of our outstanding share capital required to elect the nominee, or otherwise to solicit proxies from shareholders in support of such nomination.

As to each person whom the shareholder proposes to nominate for election as a director:

•	the name, age, business address and residence of such proposed nominee;
•	the principal occupation or employment of the proposed nominee;
•	the class, series and number of shares of the Company beneficially owned by such nominee;
•	particulars which would, if such proposed nominee were appointed as a director, be required to be included in the Company’s register of Directors and Officers;
•

all information relating to the person that would be required to be disclosed in a proxy statement or other filings required to be made in connection with solicitations of proxies for election of directors pursuant to the Exchange Act; and

•	the proposed nominee’s written consent to being named in the proxy statement as a nominee and to serving as a director if elected.

Any proposals, nominations or notices should be sent to:

Genpact LLC

1155 Avenue of the Americas, 4th Floor

New York, New York 10036

Attention: Corporate Secretary

70 | 2020 Proxy Statement

What are the costs of soliciting these proxies?

We will bear the costs of solicitation of proxies. We are initially soliciting these proxies by mail, but our directors, officers and select other employees may also solicit proxies by telephone, e-mail or other means of communication without additional remuneration. Directors, officers and employees who help us in solicitation of proxies will not be specially compensated for those services, but they may be reimbursed for their reasonable out-of-pocket expenses incurred in connection with their solicitation. Brokers, custodians and fiduciaries will be requested to forward proxy soliciting material to the owners of our common shares that they hold in their names. We will reimburse banks and brokers for their reasonable out-of-pocket expenses incurred in connection with the distribution of our proxy materials.

Will the 2019 financial statements be presented at the annual meeting?

Yes. At the annual meeting we will present the audited consolidated financial statements for the fiscal year ended December 31, 2019, as required by Bermuda law. Copies of these financial statements are included in our Annual Report on Form 10-K.

How can I obtain an Annual Report on Form 10-K?

Our Annual Report on Form 10-K for the fiscal year ended December 31, 2019 is available on our website at www.genpact.com. If you would like a copy of our Annual Report on Form 10-K, we will send you one without exhibits at no charge. Please contact:

Genpact LLC

1155 Avenue of the Americas, 4th Floor

New York, New York 10036

Attention: Corporate Secretary

Our website address is provided for convenience only. We are not including the information on our website, or any information which may be linked through our website, as a part of this proxy statement, nor is it incorporated herein.

Householding of Annual Meeting Materials

Some banks, brokers and other nominee record holders may participate in the practice of “householding” proxy statements and annual reports. This means that only one copy of each of our proxy statement and Annual Report on Form 10-K may have been sent to multiple shareholders in your household. We will promptly deliver a separate copy of either document to you if you contact us at: c/o Genpact LLC, 1155 Avenue of the Americas, 4th Floor, New York, New York 10036, Attention: Corporate Secretary, or by telephone at (646) 624-5913. If you would like to receive separate copies of the proxy statement in the future, or if you are receiving multiple copies and would like to receive only one copy per household, you should contact your bank, broker, or other nominee record holder, or you may contact us at the above address or by telephone at (646) 624-5913.

2020 Proxy Statement | 71

Other Matters

Our board of directors does not know of any other matters that may come before the annual meeting. However, if any other matters are properly presented at the annual meeting, it is the intention of the persons named as proxies to vote, or otherwise act, in accordance with their judgment on such matters.

Electronic Submission of Proxies for Voting

If you own your common shares of record, you may submit your proxy to vote your shares online at www.envisionreports.com/G by following the instructions in the Notice. Proxies submitted online must be received by 1 a.m., Eastern Daylight Time, on May 20, 2020.

If the shares you own are held in “street name” by a bank or brokerage firm, your bank or brokerage firm will provide a vote instruction form to you with this proxy statement, which you may use to direct how your shares will be voted. Many banks and brokerage firms also offer the option of submitting your proxy to vote online or by telephone, instructions for which will be provided by your bank or brokerage firm on your vote instruction form.

Management hopes that shareholders will attend the meeting. Whether or not you plan to attend, you are urged to submit your proxy to vote your shares online by following the instructions in the Notice, or, if you request printed copies of the proxy materials, by mail or by telephone. A prompt response will greatly facilitate arrangements for the meeting and your cooperation will be appreciated. Shareholders who attend the meeting may vote their shares personally even though they have sent in their proxies.

72 | 2020 Proxy Statement

Exhibit 1

Reconciliation of Non-GAAP Financial Measures to GAAP Financial Measures

This Proxy Statement includes the following measures defined by the Securities and Exchange Commission as non-GAAP financial measures:

•	Adjusted income from operations attributable to shareholders of Genpact Limited, or adjusted income from operations;
•	Adjusted income from operations margin;
•	Adjusted diluted earnings per share attributable to shareholders of Genpact Limited, or adjusted diluted earnings per share; and
•	Revenue growth on a constant currency basis.

In addition to using these measures as compensation performance measures, we use these non-GAAP financial measures for our internal management reporting, budgeting and decision-making purposes, including comparing our operating results to those of our competitors. These non-GAAP financial measures are not based on any comprehensive set of accounting rules or principles and should not be considered a substitute for, or superior to, financial measures calculated in accordance with GAAP, and may be different from non-GAAP financial measures used by other companies. Accordingly, these non-GAAP financial measures, the financial statements prepared in accordance with GAAP and the reconciliations of our GAAP financial statements to such non-GAAP financial measures should be carefully evaluated.

Prior to July 2012, we used financial statements that excluded significant acquisition-related expenses, amortization of related acquired intangibles, and amortization of acquired intangibles at the company’s formation in 2004 for our internal management reporting, budgeting and decision making purposes, including comparing our operating results to those of our competitors. However, considering our frequent acquisitions of varying scale and size, and the difficulty in predicting expenses relating to acquisitions and the amortization of acquired intangibles thereof, since July 2012 we have used financial statements that exclude all acquisition-related expenses and amortization of acquired intangibles for our internal management reporting, budgeting and decision-making purposes, including comparing our operating results to those of our competitors. For the same reasons, since April 2016 we have excluded the impairment of acquired intangible assets from the financial statements we use for internal management purposes. Acquisition-related expenses are excluded in the period in which an acquisition is consummated.

We also use financial statements that exclude stock-based compensation expense. Because of varying available valuation methodologies, subjective assumptions and the variety of award types that companies can use when adopting ASC 718 “Compensation-Stock Compensation,” we believe that providing non-GAAP financial measures that exclude such expenses allows investors to make additional comparisons between our operating results and those of other companies. Additionally, in our calculations of such non-GAAP financial measures, we have adjusted foreign exchange gains and losses, interest income and expense and income tax expenses from GAAP net income attributable to Genpact Limited shareholders, and other income and expenses, certain gains, losses and impairment charges attributable to equity-method investments, and gains or losses attributable to non-controlling interests from GAAP income from operations because we believe that our results after taking into account these adjustments more accurately reflect our ongoing operations.  For the purpose of calculating adjusted diluted earnings per share, the combined current and deferred tax effect is determined by multiplying each pre-tax adjustment by the applicable statutory income tax rate.

2020 Proxy Statement | E-1

We provide information about revenues on a constant currency basis so that the revenues may be viewed without the impact of foreign currency exchange rate fluctuations compared to prior fiscal periods, thereby facilitating period-to-period comparisons of our true business performance. Revenue growth on a constant currency basis is calculated by restating current-period activity using the prior fiscal period’s foreign currency exchange rates adjusted for hedging gains/losses in such period.

Accordingly, we believe that the presentation of adjusted income from operations, adjusted income from operations margin, adjusted diluted earnings per share and revenue growth on a constant currency basis, when read in conjunction with our reported results, can provide useful supplemental information to our investors and our management regarding financial and business trends relating to our financial condition and results of operations.

A limitation of using adjusted income from operations and adjusted income from operations margin versus income from operations, income from operations margin, net income attributable to Genpact Limited shareholders and net income attributable to Genpact Limited shareholders margin calculated in accordance with GAAP is that these non-GAAP financial measures exclude certain recurring costs and certain other charges, namely stock-based compensation and amortization and impairment of acquired intangibles. We compensate for this limitation by providing specific information on the GAAP amounts excluded from adjusted income from operations and adjusted income from operations margin.

The following tables show the reconciliation of these non-GAAP financial measures to the most directly comparable GAAP measures for the years ended December 31, 2018 and 2019:

Reconciliation of Net income attributable to Genpact Limited shareholders/Margin to Adjusted Income from Operations/Margin

(In thousands)

	Year ended December 31,
	2018	2019
Net income attributable to Genpact Limited Shareholders	$282,019	$304,881
Less: Foreign exchange (gains) losses, net	(15,239)	(7,729)
Add: Interest (income) expense, net	37,119	43,458
Add: Income tax expense	80,763	94,536
Add: Stock-based compensation	48,998	83,885
Add: Amortization of acquired intangible assets	37,292	31,458
Add: Acquisition-related expenses	2,362	8,352
Adjusted income from operations	$473,314	$558,841
Net income attributable to Genpact Limited shareholders margin	9.4%	8.7%
Adjusted income from operations margin	15.8%	15.9%

E-2 | 2020 Proxy Statement

Reconciliation of Income from Operations/Margin to Adjusted Income from Operations/Margin

(In thousands)

	Year ended December 31,
	2018	2019
Income from operations	$348,152	$429,376
Add: Stock-based compensation	48,998	83,885
Add: Amortization of acquired intangible assets	37,292	31,458
Add: Acquisition-related expenses	2,362	8,352
Add: Other income (expense), net	35,761	5,786
Less: Equity-method investment activity, net	(12)	(16)
Add: Net loss attributable to redeemable non-controlling interest	761	—
Adjusted income from operations	$473,314	$558,841
Income from operations margin	11.6%	12.2%
Adjusted income from operations margin	15.8%	15.9%

Reconciliation of Diluted EPS to Adjusted Diluted EPS(1)

(Per share data)

	Year ended December 31,
	2018	2019
Diluted EPS	$1.45	$1.56
Add: Stock-based compensation	0.25	0.43
Add: Amortization of acquired intangible assets	0.19	0.16
Add: Acquisition-related expenses	0.01	0.04
Less: Tax impact on stock-based compensation	(0.06)	(0.10)
Less: Tax impact on amortization of acquired intangible assets	(0.05)	(0.04)
Less: Tax impact on acquisition-related expenses	—	(0.01)
Adjusted diluted EPS	$1.80	$2.05
(1)	Due to rounding, the numbers presented in this table may not add up precisely to the totals provided.

2020 Proxy Statement | E-3

2020 Annual Meeting Admission Ticket

2020 Annual General Meeting of

Genpact Limited Shareholders

May 20, 2020, 12:00 PM Local Time

1155 Avenue of the Americas, 4th Floor

New York, NY 10036

Upon arrival, please present this admission ticket and photo identification at the registration desk.

Genpact is actively monitoring the coronavirus (COVID-19) pandemic, and if we determine it is not possible or advisable to hold our annual meeting in person as currently planned, we will announce any additional or alternative arrangements for the meeting as promptly as practicable, which may include a change in venue or holding the meeting by means of remote communication. Please monitor our press releases at www.genpact.com/about-us/media/press-releases for updated information.

Important notice regarding the Internet availability of proxy materials for the Annual Meeting of Shareholders.

The material is available at: www.envisionreports.com/G

Small steps make an impact.

Help the environment by consenting to receive electronic delivery, sign up at www.envisionreports.com/G

IF VOTING BY MAIL, SIGN, DETACH AND

RETURN THE BOTTOM PORTION IN THE ENCLOSED ENVELOPE.

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Proxy — Genpact Limited

Notice of 2020 Annual Meeting of Shareholders

Proxy Solicited by Board of Directors for Annual Meeting — May 20, 2020

Heather D. White and Thomas D. Scholtes, or either of them, each with the power of substitution, are hereby authorized to represent and vote the shares of the undersigned, with all the powers which the undersigned would possess if personally present, at the Annual General Meeting of Shareholders of Genpact Limited to be held on May 20, 2020 or at any postponement or adjournment thereof.

Shares represented by this proxy will be voted as directed by the shareholder. If no such directions are indicated, the Proxies will have authority to vote FOR all of the director nominees listed in Proposal 1 and FOR Proposals 2 and 3.

In their discretion, the Proxies are authorized to vote upon such other business as may properly come before the meeting.

(Items to be voted appear on reverse side.)

Your vote matters – here’s how to vote!

You may vote online or by phone instead of mailing this card.

Votes submitted electronically must be received by 1:00 a.m., Eastern Daylight Time, on May 20, 2020.

Online: Go to www.envisionreports.com/G or scan the QR code – login details are located in the shaded bar below.

Phone: Call toll free 1-800-652-VOTE (8683) within the USA, US territories and Canada

Save paper, time and money! Sign up for electronic delivery at www.envisionreports.com/G

Using a black ink pen, mark your votes with an X as shown in this example. Please do not write outside the designated areas.    ☒

2020 Annual Meeting Proxy Card

IF VOTING BY MAIL, SIGN, DETACH AND

RETURN THE BOTTOM PORTION IN THE ENCLOSED ENVELOPE.

A	Proposals — The Board of Directors recommends a vote FOR all of the director nominees included in Proposal 1 and FOR Proposals 2 and 3.

1.	Election of Directors:	For	Against	Abstain		For	Against	Abstain			For	Against	Abstain
	01 – N.V. Tyagarajan	☐	☐	☐	02 – James Madden	☐	☐	☐	03 – Ajay Agrawal		☐	☐	☐
	04 – Stacey Cartwright	☐	☐	☐	05 – Laura Conigliaro	☐	☐	☐	06 – Carol Lindstrom		☐	☐	☐
	07 – CeCelia Morken	☐	☐	☐	08 – Mark Nunnelly	☐	☐	☐	09 – Mark Verdi		☐	☐	☐

									For	Against	Abstain
2.	To approve, on a non-binding, advisory basis, the compensation of our named executive officers.								☐	☐	☐

									For	Against	Abstain
3.	To approve the appointment of KPMG as our independent registered public accounting firm for the fiscal year ending December 31, 2020.								☐	☐	☐

B	Authorized Signatures — This section must be completed for your vote to count. Please date and sign below.

Please sign exactly as name(s) appears hereon. Joint owners should each sign. When signing as attorney, executor, administrator, corporate officer, trustee, guardian, or custodian, please give full title.

Date (mm/dd/yyyy) — Please print date below.	Signature 1 — Please keep signature within the box.	Signature 2 — Please keep signature within the box.
/ /

C	Non-Voting Items

Change of Address — Please print new address below.	Comments — Please print your comments below